PROSPECTUS  SUPPLEMENT
(To Prospectus dated May 1, 2001)

                                7,000,000 Shares

                        [Kimco Realty Corporation Logo]

                               Depositary Shares
               Each Representing 1/10 of a Share of 6.65% Class F
                     Cumulative Redeemable Preferred Stock
       (Liquidation Preference Equivalent to $25.00 Per Depositary Share)

                             ---------------------

   We are offering and selling 7,000,000 of our depositary shares, each of which represents a 1/10 interest in a share of our Class F cumulative redeemable preferred stock that we have deposited with The Bank of New York as depositary. We will receive the proceeds from the sale of the depositary shares. As a holder of a depositary share, you will be entitled to proportional rights and preferences as if you held 1/10 of a share of our Class F preferred stock.

   Dividends on the Class F preferred stock represented by the depositary shares will be cumulative from the date of original issue and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 2003, at the rate of 6.65% of the $250.00 liquidation preference per year, or $16.625 per share of our Class F preferred stock (equal to $1.6625 per year per depositary share).

   The Class F preferred stock and the depositary shares representing the Class F preferred stock are not redeemable until June 5, 2008. On or after June 5, 2008, such shares may be redeemed for cash at our option, in whole or in part, at a redemption price of $250.00 per share of Class F preferred stock (equal to $25.00 per depositary share), plus any accrued and unpaid dividends to the date of redemption. The Class F preferred stock and the depositary shares have no maturity date and will remain outstanding indefinitely unless redeemed.

   Ownership of more than 9.8% of the outstanding depositary shares or Class F preferred stock is restricted in our Charter in order to preserve our status as a REIT for federal income tax purposes.

   Currently, no market exists for the depositary shares. We intend to file an application to list the depositary shares on the New York Stock Exchange. If the application is approved, trading of the depositary shares on the NYSE is not expected to begin until 30 days after the date of initial delivery of the depositary shares.

   Investing in our depositary shares involves risks that are described in the "Risk Factors" sections beginning on page S-7 of this prospectus supplement and page 8 of our annual report on Form 10-K for the year ended December 31, 2002.

                             ---------------------

                                                                     Per Depositary
                                                                          Share                  Total
                                                                          -----                  -----
Public offering price (1) .....................................           $25.00             $175,000,000
Underwriting discount .........................................           $.7875               $5,512,500
Proceeds, before expenses, to Kimco Realty Corporation ........         $24.2125             $169,487,500

(1) Plus accrued dividends, if any, from the date of original issue

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   The depositary shares will be ready for delivery in book-entry only form through the facilities of The Depository Trust Company on or about June 5, 2003.


                             ---------------------

                          Joint Book-Running Managers

Merrill Lynch & Co.                                                  UBS Warburg


                             ---------------------


Citigroup                                                    Wachovia Securities

Bear, Stearns & Co. Inc.     Legg Mason Wood Walker    McDonald Investments Inc.
                                 Incorporated
Prudential Securities            Raymond James               RBC Capital Markets


                             ---------------------

             The date of this prospectus supplement is May 7, 2003.

                               TABLE OF CONTENTS


                             Prospectus Supplement


                                                                            Page
                                                                            ----
Prospectus Supplement Summary ...........................................    S-3
Risk Factors ............................................................    S-7
Use of Proceeds .........................................................    S-9
Ratios of Earnings to Fixed Charges .....................................    S-9
Capitalization ..........................................................   S-10
The Company .............................................................   S-11
Recent Developments .....................................................   S-12
Description of Class F Preferred Stock and Depositary Shares ............   S-14
Certain U.S. Federal Income Tax Consequences ............................   S-22
Underwriting ............................................................   S-27
Experts .................................................................   S-29
Legal Matters ...........................................................   S-29
Special Note Regarding Forward-Looking Statements .......................   S-29


                                   Prospectus


                                                                            Page
                                                                            ----
Where Can You Find More Information .....................................     1
Incorporation of Certain Documents by Reference .........................     1
The Company .............................................................     2
Use of Proceeds .........................................................     2
Description of Debt Securities ..........................................     2
Description of Common Stock .............................................    15
Description of Common Stock Warrants ....................................    17
Description of Preferred Stock ..........................................    18
Description of Depositary Shares ........................................    26
Ratios of Earnings to Fixed Charges .....................................    29
Material Federal Income Tax Considerations to Us of Our REIT Election ...    29
Plan of Distribution ....................................................    37
Experts .................................................................    38
Legal Matters ...........................................................    38

                            -----------------------


   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the depositary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated therein by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

                         PROSPECTUS SUPPLEMENT SUMMARY


   This summary may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, as well as documents incorporated therein by reference, before making a decision to invest in the depositary shares. When we refer to "we," "us," or "our" in this prospectus supplement, we mean Kimco Realty Corporation and one or more of its subsidiaries or, as the context may require, Kimco Realty Corporation only.

                                  The Company

   Kimco Realty Corporation, a Maryland corporation, began operations through a predecessor in 1966, and today is one of the nation's largest publicly-traded owners and operators of neighborhood and community shopping centers (measured by gross leasable area, which we refer to as "GLA").

   As of April 21, 2003, we owned interests in 630 properties, including:

   o 558 neighborhood and community shopping centers;

   o one regional mall;

   o 41 retail store leases;

   o 25 ground up development projects; and

   o five parcels of undeveloped land.

These properties have a total of approximately 91.0 million square feet of GLA and are located in 41 states, Canada and Mexico.

   Our ownership interests in real estate consist of our consolidated portfolio, portfolios in which we own an economic interest, such as Kimco Income REIT, the RioCan Venture and Kimco Retail Opportunity Portfolio, and other properties or portfolios where we also retain management. We believe our portfolio of neighborhood and community shopping center properties is the largest (measured by GLA) currently held by any publicly-traded real estate investment trust.

   We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). We are self-administered and self-managed through present management, which has owned and managed neighborhood and community shopping centers for more than 35 years. We have not engaged, nor do we expect to retain, any external advisors in connection with the operation of our properties. Our executive officers are engaged in the day-to-day management and operation of our real estate exclusively and we administer nearly all operating functions for our properties, including leasing, legal, construction, data processing, maintenance, finance and accounting. Our executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and our telephone number is (516) 869-9000.

                               Business Strategy

   Our investment objective has been to increase cash flow, current income and, consequently, the value of our existing portfolio of properties, and to seek continued growth through (i) the strategic re-tenanting, renovation and expansion of our existing centers and (ii) the selective acquisition of established income-producing real estate properties and properties requiring significant re-tenanting and redevelopment, primarily in neighborhood and community shopping centers in geographic regions in which we presently operate. We will consider investments in other real estate sectors and in geographic markets where we do not presently operate should suitable opportunities arise.

   In connection with the Tax Relief Extension Act of 1999 which became effective January 1, 2001, we are now permitted to participate in activities which we were precluded from previously in order to maintain our qualification as a REIT, so long as these activities are conducted in entities which elect to be treated as taxable subsidiaries under the Code, subject to certain limitations. As such, through our taxable REIT subsidiaries, we are engaged in various retail real estate related opportunities, including (i) merchant building through our wholly-owned taxable REIT subsidiary, Kimco Developers, Inc. ("KDI"), which is primarily engaged in the ground-up development of neighborhood and community shopping centers and subsequent sale thereof upon completion, (ii) retail real estate advisory and disposition services which primarily focus on leasing and disposition strategies for real estate property interests of both healthy and distressed retailers and (iii) acting as an agent or principal in connection with tax deferred exchange transactions. We will consider other investments through taxable REIT subsidiaries should suitable opportunities arise.

                              Recent Developments

   On April 29, 2003, we issued $50,000,000 in aggregate principal amount of our 4.62% Series C medium-term notes due 2010 under our medium term notes program. These notes are unsecured. The sale of the notes closed on May 6, 2003. We expect to use the net proceeds from the sale for general corporate purposes.

   On May 1, 2003, we announced that we will redeem all 2,000,000 outstanding depositary shares representing our 8 1/2% Class B cumulative redeemable preferred stock, par value $1.00 per share, at the redemption price of $25.00 per depositary share plus accrued and unpaid dividends. Our Board of Directors has set June 2, 2003 as the redemption date on which all outstanding depositary shares representing Class B preferred stock will be redeemed.

   We will, shortly after the date of this prospectus supplement, call for redemption all 3,000,000 of our outstanding depositary shares representing our 7 3/4% Class A cumulative redeemable preferred stock, par value $1.00 per share, and all 4,000,000 of our outstanding depositary shares representing our 8 3/8% Class C cumulative redeemable preferred stock, par value $1.00 per share. The redemption date for our depositary shares representing Class A preferred stock and our depositary shares representing Class C preferred stock is expected to be after the redemption date for our depositary shares representing Class B preferred stock.

                                  The Offering

Issuer.............................       Kimco Realty Corporation

Securities Offered.................       7,000,000 depositary shares,
                                          each representing 1/10 of a
                                          share of 6.65% Class F
                                          cumulative redeemable preferred
                                          stock.

Ranking............................       With respect to the payment of
                                          dividends and amounts upon
                                          liquidation, the Class F
                                          preferred stock represented by
                                          the depositary shares will rank
                                          senior to our common stock and
                                          will rank on a parity with
                                          respect to our Class A preferred
                                          stock, our Class B preferred
                                          stock and our Class C preferred
                                          stock. Our Class A preferred
                                          stock, our Class B preferred
                                          stock and our Class C preferred
                                          stock are our only outstanding
                                          shares of preferred stock. We
                                          intend to redeem all of our
                                          outstanding depositary shares
                                          representing our Class B
                                          preferred stock on or about June
                                          2, 2003. We expect to redeem all
                                          of our outstanding depositary
                                          shares representing our Class A
                                          preferred stock and our
                                          depositary shares representing
                                          Class C preferred stock after
                                          the redemption of our depositary
                                          shares representing Class B
                                          preferred stock.

Dividends..........................       Investors will be entitled to
                                          receive cumulative cash
                                          dividends on the Class F
                                          preferred stock represented by
                                          the depositary shares at the
                                          rate of 6.65% of the $250.00 per
                                          share liquidation preference per
                                          year, or $16.625 per share of
                                          the Class F preferred stock
                                          (equal to $1.6625 per year per
                                          depositary share). Beginning on
                                          July 15, 2003, dividends on the
                                          Class F preferred stock will be
                                          payable quarterly in arrears on
                                          January 15, April 15, July 15
                                          and October 15 of each year.

                                          Dividends on the Class F
                                          preferred stock represented by
                                          the depositary shares will be
                                          cumulative from the date of
                                          original issue of the depositary
                                          shares, which is expected to be
                                          June 5, 2003.

Liquidation Preference.............       If we liquidate, dissolve or
                                          wind up, holders of depositary
                                          shares will have a right to
                                          receive $25.00 per depositary
                                          share, plus any accrued and
                                          unpaid dividends to the date of
                                          payment.

Optional Redemption/No Maturity....       Except that in certain
                                          circumstances relating to the
                                          preservation of our status as a
                                          REIT, we may not redeem the
                                          Class F preferred stock and the
                                          depositary shares representing
                                          the Class F preferred stock
                                          prior to June 5, 2008. On or
                                          after June 5, 2008, we may, at
                                          our option, redeem the Class F
                                          preferred stock (and the
                                          preferred stock depositary will
                                          redeem the number of depositary
                                          shares representing the Class F
                                          preferred stock redeemed) for
                                          cash, in whole or in part, at a
                                          redemption price of $250.00 per
                                          share of the Class F preferred
                                          stock (equal to $25.00 per
                                          depositary share), plus accrued
                                          and unpaid dividends, if any, to
                                          the redemption date. The Class F
                                          preferred stock and the
                                          depositary shares have no stated
                                          maturity date and will not be
                                          subject to any sinking fund or
                                          mandatory redemption (except in
                                          connection with the preservation
                                          of our REIT status).

Voting Rights......................       Holders of the depositary shares
                                          representing the Class F
                                          preferred stock generally have
                                          no voting rights. However, if
                                          and whenever dividends payable
                                          on the Class F preferred stock
                                          are in arrears for six or more
                                          quarterly periods, whether or
                                          not consecutive, holders of the
                                          depositary shares representing
                                          Class F preferred stock (voting
                                          together as a class with holders
                                          of the Class A preferred stock,
                                          Class B preferred stock and
                                          Class C preferred stock, and all
                                          other classes or series of
                                          preferred stock upon which like
                                          voting rights have been
                                          conferred and are exercisable)
                                          will be entitled to elect two
                                          additional directors to serve on
                                          our Board of Directors until we
                                          pay, or declare and set apart
                                          for payment, all cumulative
                                          dividends on the Class F
                                          preferred stock.

Conversion.........................       The Class F preferred stock and
                                          the depositary shares
                                          representing Class F preferred
                                          stock are not convertible into
                                          or exchangeable for any other
                                          property or securities, except
                                          that, in limited circumstances,
                                          the Class F preferred stock and
                                          the depositary shares
                                          representing Class F preferred
                                          stock may be automatically
                                          converted into or exchanged for
                                          Class F excess preferred stock
                                          or depositary shares
                                          representing Class F excess
                                          preferred stock. See
                                          "Description of Class F
                                          Preferred Stock and Depositary
                                          Shares--Restrictions on
                                          Ownership."

Restrictions on Ownership..........       Ownership of more than 9.8% of
                                          our outstanding Class F
                                          preferred stock or the
                                          outstanding depositary shares
                                          representing our Class F
                                          preferred stock is restricted in
                                          our Charter in order to preserve
                                          our status as a REIT for federal
                                          income tax purposes. See
                                          "Description of Class F
                                          Preferred Stock and Depositary
                                          Shares--Restrictions on
                                          Ownership" in this prospectus
                                          supplement as well as
                                          "Description of Preferred
                                          Stock--Restrictions on
                                          Ownership" in the accompanying
                                          prospectus.

Trading............................       We intend to file an application
                                          to list the depositary shares on
                                          the New York Stock Exchange. If
                                          the application is approved,
                                          trading of the depositary shares
                                          on the NYSE is not expected to
                                          commence until 30 days after the
                                          date of initial delivery of the
                                          depositary shares. The
                                          underwriters have advised us
                                          that they intend to make a
                                          market in the depositary shares
                                          prior to commencement of any
                                          trading on the NYSE. However,
                                          the underwriters will have no
                                          obligation to do so, and no
                                          assurance can be given that a
                                          market for the depositary shares
                                          will develop prior to
                                          commencement of trading on the
                                          NYSE or, if developed, will be
                                          maintained.

Use of Proceeds....................       We expect to receive net
                                          proceeds from this offering of
                                          approximately $169.0 million
                                          after deducting the underwriting
                                          discount and our estimated
                                          expenses. We intend to use the
                                          net proceeds to (1) redeem or
                                          replace the source of funds used
                                          to redeem all of our depositary
                                          shares representing Class B
                                          preferred stock, which
                                          redemption is expected to occur
                                          on or about June 2, 2003 and (2)
                                          redeem all of our depositary
                                          shares representing Class C
                                          preferred stock, which
                                          redemption we will announce
                                          shortly after the date of this
                                          prospectus supplement and which
                                          redemption we expect to occur
                                          after the redemption of our
                                          depositary shares representing
                                          Class B preferred stock. We also
                                          will announce, shortly after the
                                          date of this prospectus
                                          supplement, the redemption of
                                          all of our depositary shares
                                          representing Class A preferred
                                          stock. We expect that the
                                          redemption date for our
                                          depositary shares representing
                                          Class A preferred stock will be
                                          after the redemption date for
                                          our depositary shares
                                          representing Class B preferred
                                          stock and a portion of the funds
                                          for the redemption of our
                                          depositary shares representing
                                          Class A preferred stock may come
                                          from the net proceeds from this
                                          offering.

Risk Factors.......................       An investment in the depositary
                                          shares involves various risks,
                                          and prospective investors should
                                          carefully consider the matters
                                          discussed under "Risk Factors"
                                          beginning on page S-7 of this
                                          prospectus supplement and on
                                          page 8 of our annual report on
                                          Form 10-K for the year ended
                                          December 31, 2002 before making
                                          a decision to invest in the
                                          depositary shares.

                                  RISK FACTORS


   In addition to the information in our annual report on Form 10-K for the year ended December 31, 2002 and in this prospectus supplement, the accompanying prospectus and other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors before deciding to invest in our depositary shares.

   The depositary shares are a new issue of securities and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your shares.

   The depositary shares, each of which represents a 1/10 fractional interest in a share of Class F preferred stock, are a new issue of securities with no established trading market. We will apply to list the depositary shares on the NYSE. However, we cannot assure you that the depositary shares will be approved for listing on the NYSE. Even if so approved, trading of the depositary shares on the NYSE is not expected to begin until 30 days after the date of the initial delivery of the depositary shares and, in any event, we cannot assure you that an active trading market on the NYSE for the depositary shares will develop or, even if one develops, will be maintained. As a result, the ability to transfer or sell the depositary shares and any trading price of the depositary shares could be adversely affected. We have been advised by the underwriters that they intend to make a market in the depositary shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

   The market value of the depositary shares could be substantially affected by various factors.

   As with other publicly traded securities, the trading price of the depositary shares will depend on many factors, which may change from time to time, including:

   o prevailing interest rates, increases in which may have an adverse effect on the trading price of the depositary shares;

   o the market for similar securities issued by REITs;

   o general economic and financial market conditions; and

   o our financial condition, performance and prospects.

   Loss of our tax status as a real estate investment trust would have significant adverse consequences to us and the value of our securities.

   We elected to be taxed as a REIT for federal income tax purposes under the Code commencing with our taxable year beginning January 1, 1992. We currently intend to operate so as to qualify as a REIT and believe that our current organization and method of operation comply with the rules and regulations promulgated under the Code to enable us to qualify as a REIT.

   Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. For example, in order to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying sources, and we must satisfy a number of requirements regarding the composition of our assets. Also, we must make distributions to stockholders aggregating annually at least 90% of our net taxable income, excluding capital gains. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT, the federal income tax consequences of such qualification or the desirability of an investment in a REIT relative to other investments. Although we believe that we are organized and have operated in such a manner, we can give no assurance that we have qualified or will continue to qualify as a REIT for tax purposes.

   If we lose our REIT status, we will face serious tax consequences that will substantially reduce the funds available to make payment of principal and interest on the debt securities we issue and to pay dividends to our stockholders. If we fail to qualify as a REIT:

   o we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

   o we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

   o unless we are entitled to relief under statutory provisions, we could not elect to be subject to tax as a REIT for four taxable years following the year during which we were disqualified.

In addition, if we fail to qualify as a REIT, we would not be required to make distributions to stockholders.

   As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and would adversely affect the value of our securities.

   The economic performance and the value of our neighborhood and community shopping centers are dependent on several market factors.

   Real property investments are subject to varying degrees of risk. The economic performance and values of real estate may be affected by many factors, including changes in the national, regional and local economic climate, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants, competition from other available space, the ability of the owner to provide adequate maintenance and insurance and increased operating costs.

   A substantial portion of our cash flow and profitability is derived from rental income from real property.

   A substantial portion of our cash flow and profitability is derived from rental income from real property. Our cash flow available for dividends and our profitability would be adversely affected if a significant number of our tenants were unable to meet their obligations to us or if we were unable to lease a significant amount of space on economically favorable lease terms.

   As of March 31, 2003, our ten largest tenants accounted for approximately 22% of our annualized base rental revenues across our entire portfolio. If any of our major tenants were to default on their lease obligations due to bankruptcy, insolvency or a general downturn in their business or if our major tenants choose not to renew their leases when they expire or renew at lower rental rates, it would have an adverse effect on our cash flow and profitability. In addition, in a bankruptcy, a tenant may choose to reject its leases. In that case, our ability to recover damages from such tenant could be significantly limited in terms of dollar amount and the timing of such recovery could be delayed. To the extent that a tenant rejects its leases, we may not be able to re-let the empty stores on the same terms or find a new tenant.

   Our largest tenant, Kmart Corporation ("Kmart"), and its affiliates have commenced bankruptcy cases under Chapter 11 of the U.S. Bankruptcy Code. Kmart's plan of reorganization was approved by the U.S. Bankruptcy Court on April 22, 2003 and became effective on May 6, 2003.

   We may be subject to environmental regulations.

   Under various federal, state and local laws, ordinances and regulations, we may be considered an owner or operator of real property and may be responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in our property or disposed of by us, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). This liability may be imposed whether or not we knew about, or were responsible for, the presence of hazardous or toxic substances.

   Our ability to lease or develop properties is subject to competitive pressures.

   We face competition in the acquisition, development, operation and sale of real property from individuals and businesses who own real estate, fiduciary accounts and plans and other entities engaged in real estate investment. Some of these competitors have greater financial resources than we do. This results in competition for the acquisition of properties, for tenants who lease or consider leasing space in our existing and subsequently acquired properties and for other real estate investment opportunities.

   Ownership of the Class F preferred stock and the depositary shares representing Class F preferred stock is restricted to help preserve our REIT status.

   Ownership of the Class F preferred stock and the depositary shares representing Class F preferred stock is restricted to help preserve our REIT status. The provisions of the Articles Supplementary will provide that no holder of Class F preferred stock or depositary shares representing Class F preferred stock may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% of the outstanding Class F preferred stock or depositary shares representing Class F preferred stock. The provisions of the Articles Supplementary will also provide that a transfer that results in a person actually or constructively owning more than 9.8% of the outstanding Class F preferred stock or depositary shares representing Class F preferred stock or which would cause us to be "closely held" within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will be null and void as to the intended transferee, and the intended transferee will acquire no rights or economic interest in those shares of Class F preferred stock or depositary shares representing Class F preferred stock. In addition, the shares of Class F preferred stock or depositary shares representing Class F preferred stock actually or constructively owned by a person in excess of the 9.8% limit, or which would otherwise cause us to be "closely held" within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will be automatically exchanged for Class F excess preferred stock or depositary shares representing Class F excess preferred stock, as applicable.

   The Class F excess preferred stock and the depositary shares representing Class F excess preferred stock will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the tranferee or transferees to whom the shares are ultimately transferred (without violating the ownership limit described above). The Class F excess preferred stock and the depositary shares representing Class F excess preferred stock will not be entitled to any dividends or other distributions (except in the case of distributions upon a liquidation), will not be transferable, will not be entitled to voting rights and will be subject to certain other restrictions. For further details on the restrictions on ownership, see "Description of Class F Preferred Stock and Depositary Shares--Restrictions on Ownership" in this prospectus supplement as well as "Description of Preferred Stock-- Restrictions on Ownership" in the accompanying prospectus.

                                USE OF PROCEEDS

   We expect to receive net proceeds from this offering of approximately $169.0 million after deducting the underwriting discount and our estimated expenses. We intend to use the net proceeds to (1) redeem or replace the source of funds used to redeem all of our depositary shares representing Class B preferred stock, which redemption is expected to occur on or about June 2, 2003 and (2) redeem all of our depositary shares representing Class C preferred stock, which redemption we will announce shortly after the date of this prospectus supplement and which redemption we expect to occur after the redemption of our depositary shares representing Class B preferred stock. We will announce, shortly after the date of this prospectus supplement, the redemption of all of our depositary shares representing Class A preferred stock. We expect that the redemption date for our depositary shares representing Class A preferred stock will be after the redemption date for our depositary shares representing Class B preferred stock and a portion of the funds for the redemption of our depositary shares representing Class A preferred stock may come from the net proceeds from this offering.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   Our ratio of earnings to fixed charges for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 was 3.2x, 3.2x, 2.8x, 2.7x and 2.7x,
respectively. Our ratio of earnings to combined fixed charges and preferred stock dividend requirements for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 was 2.6x, 2.6x, 2.3x, 2.1x and 2.0x, respectively. Our ratio of earnings to fixed charges for the three months ended March 31, 2003 was 3.3x. Our ratio of earnings to combined fixed charges and preferred stock dividend requirements for the three months ended March 31, 2003 was 2.8x.

   For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) and amortization of capitalized interest to pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/loss from unconsolidated partnerships. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expenses, and amortization of debt discounts and issue costs, whether expensed or capitalized.

                                 CAPITALIZATION


   The following table sets forth our historical capitalization as of March 31, 2003 and our capitalization on an as adjusted basis to give effect to the following transactions as if they occurred on March 31, 2003:

   o the completion of this offering;

   o the redemption of our Class A, Class B and Class C preferred stock; and

   o the sale of 4.62% Series C medium-term notes due 2010 described under "Recent Developments--Financing Transaction."


                                                            March 31, 2003
                                                       -------------------------
                                                       Historical    As Adjusted
                                                       (Unaudited)   (Unaudited)
                                                       ----------     ----------
                                                            (In thousands,
                                                          except share data)
Debt(1):
 Notes payable ....................................    $1,412,250     $1,462,250
 Mortgages payable ................................       212,680        212,680
 Construction loans payable .......................        64,417         64,417
                                                       ----------     ----------
                                                        1,689,347      1,739,347
                                                       ----------     ----------
Stockholders' Equity:
 Preferred stock, $1.00 par value, authorized
   5,000,000 shares and 3,600,000, respectively
 Class A preferred stock, $1.00 par value,
   authorized 345,000 shares
   Issued and outstanding 300,000 shares...........           300             --
   Aggregate liquidation preference $75,000
 Class B preferred stock, $1.00 par value,
   authorized 230,000 shares
   Issued and outstanding 200,000 shares...........           200             --
   Aggregate liquidation preference $50,000
 Class C preferred stock, $1.00 par value,
   authorized 460,000 shares
   Issued and outstanding 400,000 shares...........           400             --
   Aggregate liquidation preference $100,000
 Class F preferred stock, $1.00 par value,
   authorized 700,000 shares
   Issued and outstanding (As Adjusted) 700,000
   shares..........................................            --            700
   Aggregate liquidation preference $175,000
 Common stock, $.01 par value, authorized
   200,000,000 shares
   Issued and outstanding 104,940,140 and
   104,601,828 shares, respectively................         1,049          1,049
 Paid-in capital ..................................     1,992,878      1,937,065
 Cumulative distributions in excess of net income .       (75,683)      (75,683)
                                                       ----------     ----------
                                                        1,919,144      1,863,131
Accumulated other comprehensive income ............        10,892         10,892
Notes receivable from officer stockholders ........        (1,344)       (1,344)
                                                       ----------     ----------
                                                        1,928,692      1,872,679
                                                       ----------     ----------
    Total capitalization ..........................    $3,618,039     $3,612,026
                                                       ==========     ==========

---------------
(1) See Notes 10, 11 and 12 of the Notes to Consolidated Financial Statements (contained in our 2002 Annual Report on Form 10-K incorporated by reference herein) for information pertaining to the notes, mortgages and construction loans payable.

                                  THE COMPANY

   We began operations through a predecessor in 1966, and today are one of the nation's largest publicly-traded owners and operators of neighborhood and community shopping centers (measured by gross leasable area, which we refer to as "GLA").

   As of April 21, 2003, we owned interests in 630 properties, including:

   o 558 neighborhood and community shopping centers;

   o one regional mall;

   o 41 retail store leases;

   o 25 ground up development projects; and

   o five parcels of undeveloped land.

These properties have a total of approximately 91.0 million square feet of GLA and are located in 41 states, Canada and Mexico.

   Our ownership interests in real estate consist of our consolidated portfolio, portfolios in which we own an economic interest, such as Kimco Income REIT, the RioCan Venture and Kimco Retail Opportunity Portfolio, and other properties or portfolios in which we also retain management. We believe our portfolio of neighborhood and community shopping center properties is the largest (measured by GLA) currently held by any publicly-traded REIT.

   We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a REIT under the Code. We are self-administered and self-managed through present management, which has owned and managed neighborhood and community shopping centers for more than 35 years. We have not engaged, nor do we expect to retain, any external advisors in connection with the operation of our properties. Our executive officers are engaged in the day-to-day management and operation of our real estate exclusively and we administer nearly all operating functions for our properties, including leasing, legal, construction, data processing, maintenance, finance and accounting. Our executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and our telephone number is (516) 869-9000.

Business Strategy

   Our investment objective has been to increase cash flow, current income and, consequently, the value of our existing portfolio of properties, and to seek continued growth through (i) the strategic re-tenanting, renovation and expansion of our existing centers and (ii) the selective acquisition of established income-producing real estate properties and properties requiring significant re-tenanting and redevelopment, primarily in neighborhood and community shopping centers in geographic regions in which we presently operate. We will consider investments in other real estate sectors and in geographic markets where we do not presently operate should suitable opportunities arise.

   In connection with the Tax Relief Extension Act of 1999 which became effective January 1, 2001, we are now permitted to participate in activities which we were precluded from previously in order to maintain our qualification as a REIT, so long as these activities are conducted in entities which elect to be treated as taxable subsidiaries under the Code, subject to certain limitations. As such, through our taxable REIT subsidiaries, we are engaged in various retail real estate related opportunities, including (i) merchant building through our wholly-owned taxable REIT subsidiary, KDI, which is primarily engaged in the ground-up development of neighborhood and community shopping centers and subsequent sale thereof upon completion, (ii) retail real estate advisory and disposition services which primarily focus on leasing and disposition strategies for real estate property interests of both healthy and distressed retailers and (iii) acting as an agent or principal in connection with tax deferred exchange transactions. We will consider other investments through taxable REIT subsidiaries should suitable opportunities arise.

                              RECENT DEVELOPMENTS


Operating Property Activities

   Core Acquisitions/Dispositions

   During the three months ended March 31, 2003, we acquired eight shopping center properties comprising approximately 0.7 million square feet of GLA located in five states. These properties were acquired, in separate transactions, for an aggregate purchase price of approximately $73.4 million.

   During the three months ended March 31, 2003, we sold two operating properties, in separate transactions. These properties, which comprised approximately 0.1 million square feet of GLA, were sold for approximately $5.9 million.

   Tenant Concentrations

   As of March 31, 2003, our ten largest tenants, including Kmart, Home Depot, Kohl's, TJ Maxx, Walmart, Royal Ahold, Best Buy, Toys R Us, Office Max and Bed Bath & Beyond, represented approximately 22% of our annualized base rental revenues (including the proportionate share of base rental revenues from properties in which we have less than a 100% economic interest). Kmart is our largest tenant representing, as of March 31, 2003, approximately 4.3% of our annualized base rental revenues (including the proportionate share of base rental revenues from properties in which we have less than a 100% economic interest) and 6.8% of our leased GLA (including the proportionate share of GLA from properties in which we have less than a 100% economic interest).

   On January 14, 2003, Kmart announced it would be closing 326 locations relating to its January 22, 2002 filing of protection under Chapter 11 of the U.S. Bankruptcy Code. Nine of these locations (excluding the KIR portfolio, which includes three additional locations, and Kimsouth, which includes two additional locations) are leased from us. The annualized base rental revenues from these nine locations are approximately $4.3 million. Effective May 1, 2003, Kmart rejected its leases at six of these locations, representing approximately $3.0 million of annualized base rental revenues. We are currently negotiating leases to prospective tenants on four of these sites and reviewing offers received to purchase two of these sites, however, no assurances can be provided that these locations will be leased in the near term or at comparable rents previously paid by Kmart. On April 22, 2003, Kmart's plan of reorganization was approved by the U.S. Bankruptcy Court and this plan became effective on May 6, 2003.

   We generally will have the right to file claims in connection with rejected leases for lost rent equal to three years of rental obligations as well as other amounts related to obligations under the leases. Actual amounts to be received in satisfaction of these claims are subject to Kmart's final plan of reorganization and the availability of funds to pay creditors such as ourselves.

Investments and Advances in Real Estate Joint Ventures

   Investment in Kimco Income REIT ("KIR")

   During 1998, we formed KIR for the purpose of investing in real estate that we believe would be more appropriately financed through greater leverage than we traditionally use. These properties include, but are not limited to, fully developed properties with strong, stable cash flows from credit-worthy retailers with long-term leases that have limited near-term potential for growth through redevelopment or re-tenanting. During 1999, we entered into an agreement whereby several institutional investors purchased a significant interest in KIR. We currently hold a 43.3% non-controlling limited partnership interest in KIR, manage the portfolio and account for our investment in KIR under the equity method of accounting.

   As of March 31, 2003, the KIR portfolio had over $1.6 billion in total assets comprised of 70 shopping center properties totaling approximately
14.6 million square feet of GLA located in 21 states. During the three months ended March 31, 2003, KIR acquired two shopping center properties comprising approximately 0.6 million square feet of GLA located in two states. These properties were acquired, in separate transactions, for an aggregate purchase price of approximately $103.5 million.

   Since KIR's formation, KIR has obtained capital commitments of approximately $569.0 million, of which approximately $465.0 million has been contributed. Of the remaining approximately $104.0 million in unfunded capital commitments, we have committed approximately $45.1 million.

   RioCan Investments

   During October 2001, we formed a joint venture with RioCan Real Estate Investment Trust ("RioCan") which we refer to as the RioCan Venture, in which we have a 50% non-controlling interest, to acquire retail properties and development projects in Canada. The acquisition and development projects are to be sourced and managed by RioCan and are subject to review and approval by a joint oversight committee consisting of RioCan management and our management. During the three months ended March 31, 2003, the RioCan Venture acquired one shopping center property comprising approximately 0.2 million square feet of GLA for a purchase price of approximately $29.0 million. As of March 31, 2003, the RioCan Venture was comprised of 29 operating properties and four development properties, consisting of approximately 6.9 million square feet of GLA.

   Kimco / G.E. Joint Venture

   During October 2001, we formed a joint venture called the Kimco Retail Opportunity Portfolio ("KROP") with GE Capital Real Estate. We have a 20% non-controlling interest in KROP and manage the portfolio. The purpose of KROP is to acquire established, high-growth potential retail properties in the United States. We are responsible for the day-to-day management, redevelopment and leasing of the properties acquired and are paid fees for those services. In addition, we earn fees related to the acquisition and disposition of properties by KROP. During the three months ended March 31, 2003, KROP acquired two shopping center properties comprising approximately 0.6 million square feet of GLA located in two states. These properties were acquired, in separate transactions, for an aggregate purchase price of approximately
$40.1 million. As of March 31, 2003, KROP was comprised of 17 properties totaling approximately 2.2 million square feet of GLA.

Taxable REIT Subsidiary Activities

   Kimco Developers Inc.

   Effective January 1, 2001, we elected taxable REIT subsidiary status for our wholly-owned development subsidiary, KDI. During the three months ended March 31, 2003, KDI acquired two land parcels, in separate transactions, for the ground-up development of shopping centers and subsequent sale thereof upon completion for an aggregate purchase price of approximately $5.4 million.

   During the three months ended March 31, 2003, KDI sold five of its out-parcels, in separate transactions, for approximately $4.0 million. These sales provided pre-tax gains of approximately $1.2 million.

   Additionally, during the three months ended March 31, 2003, KDI obtained construction financing on one ground-up development property for an aggregate loan amount of up to $6.2 million, of which approximately $1.8 million has been funded to KDI as of March 31, 2003. As of March 31, 2003, KDI has 10 loans with total commitments of up to $125.9 million, of which $64.4 million has been funded to KDI. These loans have maturities ranging from 18 to 36 months and a weighted average interest rate of 4.2% at March 31, 2003.

   KDI currently has 21 ongoing ground-up development projects with total estimated costs of approximately $475.0 million. As of March 31, 2003, KDI has expended approximately $307.0 million related to these projects. We believe that these projects are currently proceeding on schedule and in line with our budgeted costs. KDI will seek to sell each property upon its substantial completion.

Other Real Estate Investments

   Kmart Venture

   During July 2002, we formed a venture (the "Kmart Venture") through a taxable REIT subsidiary, in which we have a 60% controlling participation, for purposes of acquiring asset designation rights for 54

Kmart locations. The total commitment to Kmart by the Kmart Venture, prior to the commencement of the profit sharing arrangement, is approximately
$43.0 million. As of March 31, 2003, the Kmart Venture has completed transactions on 43 properties and has funded the total commitment of approximately $43.0 million to Kmart.

   Kimsouth

   During November 2002, through our taxable REIT subsidiary and, together with Prometheus Southeast Retail Trust, we completed the merger and privatization of Konover Property Trust, which was renamed Kimsouth Realty, Inc. ("Kimsouth"). We acquired 44.5% of the common stock of Kimsouth, which consisted primarily of 38 retail shopping center properties comprising approximately 4.6 million square feet of GLA. Total acquisition value was approximately $280.9 million, including approximately $216.2 million in mortgage debt. Our investment strategy with respect to Kimsouth includes re-tenanting, repositioning and disposition of the properties. During the three months ended March 31, 2003, we disposed of two properties comprising approximately 0.3 million square feet of GLA, in separate transactions, for approximately $11.0 million.

   Preferred Equity Capital

   During 2002, we established a preferred equity program, which provides capital to developers and owners of shopping centers. Since the establishment of the preferred equity program, we have provided, in separate transactions, an aggregate of approximately $38.9 million in investment capital to developers and owners of 14 shopping centers.

Financing Transaction

   On April 29, 2003, we issued $50,000,000 in aggregate principal amount of our 4.62% Series C medium-term notes due 2010 under our medium term notes program. These notes are unsecured. The sale of the notes closed on May 6, 2003. We expect to use the net proceeds from the sale for general corporate purposes.

Redemption of Preferred Stock

   On May 1, 2003, we announced that we will redeem all 2,000,000 outstanding depositary shares representing our 8 1/2% Class B preferred stock, par value $1.00 per share, at the redemption price of $25.00 per depositary share plus accrued and unpaid dividends. Our Board of Directors has set June 2, 2003 as the redemption date on which all outstanding depositary shares representing Class B preferred stock will be redeemed.

   We will, shortly after the date of this prospectus supplement, call for redemption all 3,000,000 of our outstanding depositary shares representing Class A preferred stock, par value $1.00 per share, and all 4,000,000 outstanding depositary shares representing Class C preferred stock, par value $1.00 per share. The redemption date for our depositary shares representing Class A preferred stock and our depositary shares representing Class C preferred stock is expected to be after the redemption date for our depositary shares representing Class B preferred stock.


          DESCRIPTION OF CLASS F PREFERRED STOCK AND DEPOSITARY SHARES


   Prior to the date of this prospectus supplement, we authorized the issuance of (i) 345,000 shares of 7 3/4% Class A preferred stock and 345,000 shares of Class A excess preferred stock, (ii) 230,000 shares of 8 1/2% Class B preferred stock and 230,000 shares of Class B excess preferred stock, (iii) 460,000 shares of 8 3/8% Class C preferred stock and 460,000 shares of Class C excess preferred stock, (iv) 700,000 shares of 7 1/2% Class D preferred stock and 700,000 shares of Class D excess preferred stock, and (v) 65,000 shares of floating rate Class E preferred stock and 65,000 shares of Class E excess preferred stock. We are authorized to issue up to an additional 5,000,000 shares of preferred stock, in one or more classes or one or more series, with such preferences and rights as will be stated and expressed in the resolution or resolutions establishing the terms of such shares adopted by our Board of Directors under the Maryland General Corporation Law. As of the date hereof, 900,000 shares of our preferred stock are outstanding, 300,000 of which are designated as Class A preferred stock, 200,000 of which are designated as Class B preferred stock and 400,000 of which are designated as Class C preferred stock. Out of the 5,000,000 shares of preferred stock we are authorized to issue, we will designate 700,000 shares as Class F preferred stock and 700,000 shares as Class F excess preferred stock.

General

   Our Board of Directors will adopt a form of Articles Supplementary to our Charter determining the terms of the Class F preferred stock consisting of up to 700,000 shares, designated 6.65% Class F Cumulative Redeemable Preferred Stock, par value $1.00 per share. When issued, the Class F preferred stock will be validly issued, fully paid and nonassessable. Unless redeemed by us, the Class F preferred stock has a perpetual term with no stated maturity date. The following summary of the terms and provisions of the Class F preferred stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Charter, which includes the Articles Supplementary designating the Class F preferred stock, which is available from us upon request.

   The registrar, transfer agent and dividends disbursing agent for the Class F preferred stock will be The Bank of New York.

   Each depositary share represents a 1/10 fractional interest in a share of Class F preferred stock. The Class F preferred stock will be deposited with The Bank of New York, as depositary (referred to herein as the preferred stock depositary), under a deposit agreement between us, the preferred stock depositary and the holders from time to time of the depositary receipts issued by the preferred stock depositary thereunder. The depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary receipt representing a depositary share will be entitled to all the rights and preferences of a fractional interest in a share of Class F preferred stock (including dividends, voting, redemption and liquidation rights and preferences). See "Description of Depositary Shares" in the accompanying prospectus.

   We intend to file an application to list the depositary shares on the NYSE. If such application is approved, trading of the depositary shares on the NYSE is not expected to commence until 30 days after the date of the initial delivery of the depositary shares. While the underwriters have advised us that they intend to make a market in the depositary shares prior to commencement of any trading on the NYSE, they are under no obligation to do so and no assurance can be given that a market for the depositary shares will develop prior to commencement of trading or, if developed, will be maintained.

Ranking

   With respect to the payment of dividends and distribution of our assets and rights upon liquidation, dissolution or winding up, the Class F preferred stock will rank (i) senior to our common stock and to all other equity securities that, by their terms, rank junior to the Class F preferred stock,
(ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the Class F preferred stock, including the Class A preferred stock, the Class B preferred stock and the Class C preferred stock, and (iii) junior to all equity securities issued by us whose senior ranking is consented to by holders of the Class F preferred stock. For these purposes, the term "equity securities" does not included convertible debt securities. We currently have no equity securities outstanding senior to the Class F preferred stock.

Dividends

   Holders of the Class F preferred stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of assets legally available for payment, cumulative cash dividends at the rate of 6.65% of the $250.00 liquidation preference per year (equivalent to an annual rate of $1.6625 per depositary share). Dividends on the Class F preferred stock shall accrue and be cumulative from the date of original issue and shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, or, if not a business day, the succeeding business day. The first dividend on the Class F preferred stock will be paid on July 15, 2003. Dividends payable on the Class F preferred stock for any partial dividend periods will be computed on the basis of a 360-day year consisting of twelve 30-day months. The preferred stock depositary will distribute cash dividends received in respect of the Class F preferred stock to the record holders of the depositary receipts as of the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable dividend payment date falls or such other date fixed by the Board of Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to the dividend payment date.

   No full dividends shall be authorized or paid or set apart for payment on any class or series of equity securities ranking, as to dividends, on a parity with or junior to our Class F preferred stock unless full cumulative dividends have been or contemporaneously are authorized and paid or a sum sufficient for the payment thereof set apart for that payment on the Class F preferred stock for all past dividend periods and the then current dividend period.

   When dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) on the Class F preferred stock and any other class or series of equity securities ranking on a parity as to dividends with the Class F preferred stock, all dividends declared upon the Class F preferred stock and any other such equity securities shall be authorized pro rata so that the amount of dividends authorized per share on the Class F preferred stock and all other such equity securities shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Class F preferred stock and all other such equity securities bear to each other.

   Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Class F preferred stock have been or contemporaneously are authorized and paid or a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current period, then no dividends (other than in the form of our common stock or any of our other equity securities ranking junior to the Class F preferred stock as to dividends and upon our liquidation, dissolution or winding up) shall be authorized or paid or set aside for payment or other distribution shall be authorized or made upon our common stock, excess stock or any of our other equity securities ranking junior to or on a parity with the Class F preferred stock as to dividends or upon liquidation, dissolution or winding up, nor shall any common stock, excess stock or any of our other equity securities ranking junior to or on a parity with the Class F preferred stock as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such equity securities) by us (except by conversion into or exchange for other of our equity securities ranking junior to the Class F preferred stock as to dividends and upon our liquidation, dissolution or winding up).

   No dividends on the Class F preferred stock shall be authorized by our Board of Directors or be paid or set apart for payment by us at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

   Notwithstanding the foregoing, dividends on the Class F preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of the dividends and whether or not the dividends are authorized. Accrued but unpaid dividends on the Class F preferred stock will not bear interest and holders of the Class F preferred stock will not be entitled to any dividends in excess of full cumulative dividends as described above.

   Any dividend payment made on the Class F preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares which remains payable.

Liquidation Preference

   In the event of any liquidation, dissolution or winding up of our affairs, the holders of the Class F preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders liquidating distributions in cash or property at its fair market value as determined by our Board of Directors in the amount of a liquidation preference of $250.00 per share (equivalent to $25.00 per depositary share), plus an amount equal to any accrued and unpaid dividends to the date of the liquidation, dissolution or winding up, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of equity securities issued by us ranking junior to our Class F preferred stock as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Class F preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

   In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Class F preferred stock and the corresponding amounts payable on all other classes or series of equity securities issued by us ranking on a parity with the Class F preferred stock as to liquidation rights, then the holders of the depositary shares representing the Class F preferred stock and all other classes or series of equity securities issued by us ranking on a parity with the Class F preferred stock as to liquidation rights, including the Class A preferred stock, the Class B preferred stock and the Class C preferred stock, shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Optional Redemption

   Shares of Class F preferred stock are not redeemable prior to June 5, 2008. On or after June 5, 2008, we may redeem, at our option upon not less than 30 nor more than 60 days' written notice, the Class F preferred stock (and the preferred stock depositary will redeem the number of depositary shares representing the Class F preferred stock so redeemed), in whole or in part, at any time or from time to time, for cash at a redemption price of $250.00 per share (equivalent to $25.00 per depositary share), plus accrued and unpaid dividends thereon, if any, to the date fixed for redemption, without interest. If fewer than all of the outstanding shares of Class F preferred stock and depositary shares are to be redeemed, the shares of Class F preferred stock and depositary shares to be redeemed will be determined pro rata (as nearly as practicable without creating fractional shares) or in such other equitable manner prescribed by the Board of Directors that will not result in a violation of the restrictions specified under "--Restrictions on Ownership." In addition, we may redeem shares of Class F preferred stock in certain circumstances relating to the maintenance of our ability to qualify as a REIT for federal income tax purposes.

   We shall give the preferred stock depositary prior written notice of redemption of the deposited Class F preferred stock. A similar notice will be mailed by the preferred stock depositary, postage prepaid, not less than 30 days nor more than 60 days prior to the date fixed for redemption of the Class F preferred stock and the depositary shares, addressed to the respective holders of depositary shares to be redeemed at their respective addresses shown on the records of the preferred stock depositary. No failure to give notice or any defect of the notice or in the mailing of the notice shall affect the validity of the proceedings for the redemption of any shares of Class F preferred stock except as to the holder to whom notice was defective or not given. Each notice shall state:

   o the date fixed for redemption of the Class F preferred stock and the depositary shares;

   o the redemption price;

   o the number of shares of Class F preferred stock and the number of depositary shares to be redeemed;

   o the place or places where the Class F preferred stock and the depositary receipts are to be surrendered for payment of the redemption price; and

   o that dividends on the shares to be redeemed will cease to accrue on the redemption date.

The notice mailed to each holder shall also specify the number of shares of Class F preferred stock and depositary shares to be redeemed from each holder.

   On or after the redemption date, each holder of Class F preferred stock to be redeemed must present and surrender the certificates representing the Class F preferred stock at the place designated in the redemption notice and then the redemption price of such Class F preferred stock and any accrued and unpaid dividends payable upon such redemption will be paid to the person who presented and surrendered such certificates and each surrendered certificate will be canceled. Similarly, on or after the redemption date, each holder of depositary receipts representing depositary shares to be redeemed must present and surrender the depositary receipts representing depositary shares at the place designated in the redemption notice and then the redemption price of such depositary shares and any accrued and unpaid dividends payable upon such redemption will be paid to the person who presented and surrendered such depositary receipts and each surrendered depositary receipt will be canceled. In the event that fewer than all the shares of Class F preferred stock or depositary shares represented by any certificate or depositary receipt are to be redeemed, a new certificate or depositary receipt will be issued representing the unredeemed shares of preferred stock or depositary shares, as the case may be.

   At our election, we may, prior to the redemption date, irrevocably deposit the redemption price (including accrued and unpaid dividends) of the Class F preferred stock called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Class F preferred stock and depositary shares to be redeemed will:

   o specify the office of such bank or trust company as the place of payment of the redemption price; and

   o call upon such holders to surrender the certificates or depositary receipts, as the case may be, representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid dividends up to the redemption date). Any monies deposited which remain unclaimed at the end of two years after the redemption date will be returned to us by such bank or trust company.

   The holders of depositary shares at the close of business on a record date of any dividend will be entitled to receive the dividend payable with respect to the Class F preferred stock represented thereby on the corresponding payment date notwithstanding the redemption thereof between such dividend record date and the corresponding dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Class F preferred stock to be redeemed.

   If notice of redemption of any shares of Class F preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of Class F preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of Class F preferred stock, those shares of Class F preferred stock shall no longer be deemed outstanding and such shares will not thereafter be transferred (except with our consent) on our books and all rights of the holders of those shares will terminate, except the right to receive the redemption price (including all accrued and unpaid dividends up to the redemption date).

   Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of Class F preferred stock have been paid or declared and a sum sufficient for the payment set apart for payment for all past dividend periods and the then current dividend period, no shares of Class F preferred stock or depositary shares representing Class F preferred stock shall be redeemed unless all outstanding shares of Class F preferred stock and depositary shares representing Class F preferred stock are simultaneously redeemed. However, the foregoing shall not prevent the purchase or acquisition of shares of Class F preferred stock or depositary shares representing Class F preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Class F preferred stock and depositary shares representing Class F preferred stock. Unless full cumulative dividends on all outstanding Class F preferred stock and depositary shares representing Class F preferred stock have been paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we will not purchase or otherwise acquire, directly or indirectly, any shares of Class F preferred stock or depositary shares representing Class F preferred stock (except by conversion into or exchange for equity securities ranking junior to the Class F preferred stock as to dividend and liquidation rights).

   The Class F preferred stock and the depositary shares have no stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions (except in connection with the preservation of our REIT status).

Voting Rights

   Except as indicated below or in the accompanying prospectus, the holders of the depositary shares representing the Class F preferred stock will have no voting rights. On any matter on which the Class F preferred stock is entitled to vote (as expressly provided herein or in the Articles Supplementary), including any action by written consent, each share of Class F preferred stock shall be entitled to ten votes. As a result, each depositary share will be entitled to one vote.

   Whenever dividends payable on the Class F preferred stock are in arrears for six or more quarterly periods, whether or not consecutive, holders of the depositary shares representing the Class F preferred stock (voting together as a class with holders of the Class A preferred stock, Class B preferred stock and Class C preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our Board of Directors until we pay all cumulative dividends on the Class F preferred stock or declare such dividends and set apart for payment a sum sufficient for the payment thereof.

   So long as any depositary shares representing Class F preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the depositary shares representing the Class F preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with the holders of the depositary shares representing the Class F preferred stock voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities issued by us that rank senior to Class F preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up, or reclassify any of our authorized stock into such equity securities or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Charter or Articles Supplementary, whether by merger, consolidation, or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the holders of the depositary shares representing Class F preferred stock; except that with respect to the occurrence of any of the events described in (ii) above, so long as the Class
F preferred stock remains outstanding with the terms of the Class F preferred stock materially unchanged, taking into account that, upon the occurrence of an event described in (ii) above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of the depositary shares representing Class F preferred stock and except that (A) any increase in amount of the authorized shares of Class F preferred stock or the authorization or issuance of any other class or series of equity securities or
(B) any increase in the number of authorized shares of Class F preferred stock or any other class or series of equity securities, in each case ranking on a parity with or junior to Class F preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

   The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Class F preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

Conversion

   The Class F preferred stock and the depositary shares representing Class F preferred stock are not convertible into or exchangeable for any other property or securities, except that, in limited circumstances, the Class F preferred stock and the depositary shares representing Class F preferred stock may be automatically converted into or exchanged for Class F excess preferred stock or depositary shares representing Class F excess preferred stock, as applicable. See "--Restrictions on Ownership."

Stockholder Liability

   Applicable Maryland law provides that no stockholder, including holders of Class F preferred stock and holders of depositary shares representing Class F preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for such acts or obligations.

Restrictions on Ownership

   In order to assist us in maintaining our qualification as a REIT for federal income tax purposes, no holder of Class F preferred stock or depositary shares representing Class F preferred stock may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% of the outstanding Class F preferred stock or depositary shares representing Class F preferred stock. The provisions of the Articles Supplementary will also provide that a transfer of our Class F preferred stock or depositary shares representing Class F preferred stock, as the case may be, that results in a person actually or constructively owning more than 9.8% of the outstanding Class F preferred stock or depositary shares representing Class F preferred stock, as the case may be, or which would cause us to be "closely held" within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will be null and void as to the intended transferee, and the intended transferee will acquire no rights or economic interest in those shares of Class F preferred stock or depositary shares representing Class F preferred stock, as the case may be. In addition, the shares of Class F preferred stock or depositary shares representing Class F preferred stock actually or constructively owned by a person in excess of the 9.8% limit, or which would otherwise cause us to be "closely held" within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will be automatically exchanged for Class F excess preferred stock or depositary shares representing Class F excess preferred stock, as applicable.

   The Class F excess preferred stock and the depositary shares representing Class F excess preferred stock will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferee or transferees to whom the shares are ultimately transferred (without violating the ownership limit described above). The shares of Class F excess preferred stock will not be entitled to any dividends or other distributions, except in the case of distributions upon a liquidation. In addition, the shares of Class F excess preferred stock will not be transferable, will not be entitled to voting rights and will be subject to certain other restrictions. The shares of Class F excess preferred stock will be registered in the form of depositary shares with each depositary share representing a 1/10 fractional interest in a share of Class F excess preferred stock. For further details on the restrictions on ownership, see "Description of Preferred Stock--Restrictions on Ownership" in the accompanying prospectus.

Book-Entry System

   The depositary shares will be issued as global securities. The Depository Trust Company, or "DTC," will be the depository with respect to the depositary shares. The depositary shares will be issued as fully registered securities in the name of Cede & Co., DTC's partnership nominee, and will be deposited with DTC. DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the depositary shares. The participant would then keep a record of its clients who purchased the depositary shares. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

   The depositary shares will be in book-entry only form, and we will not deliver securities in certificated form to individual purchasers of the depositary shares, and no person owning a beneficial interest in a global security will be treated as a holder of such global security for any purpose. Accordingly, owners of such beneficial interests must rely on the procedures of DTC and the participant through which such person owns its interest in order to exercise any rights of a holder under such global security. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global security.

   DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing corporation" registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct
Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants' accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

   Other organizations, such as securities brokers and dealers, banks and trust companies that work through a Direct Participant, also use DTC's book-entry system. The rules that apply to DTC and its participants are on file with the Securities and Exchange Commission.

   A number of Direct Participants, together with the New York Stock Exchange, Inc., The American Stock Exchange LLC and the National Association of Securities Dealers, Inc., own DTC.

   We will wire dividend and redemption payments to DTC's nominee. We will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay any amounts in respect of the depositary shares to owners of beneficial interests in the global securities.

   It is DTC's current practice, when it receives any dividend or redemption payment, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Customary practices between the participants and owners of beneficial interests, as in the case with securities held for the account of customers registered in "street name," will govern payments by participants to owners of beneficial interests in the global securities, and voting by participants. However, these payments will be the responsibility of the participants and not of DTC or us.

   Depositary shares represented by a global security will be exchangeable for depositary shares in certificated form with the same terms in authorized denominations only if:

   o DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depository within 90 days; or

   o we determine at any time that all depositary shares shall no longer be represented by a global security.

   DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others.

   DTC may discontinue providing its services as securities depository with respect to global securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, securities in certificated form are required to be printed and delivered.

   We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, securities in certificated form will be printed and delivered.

   The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES


   The following is a summary of certain United States federal income tax considerations relating to the purchase, ownership and disposition of our Class F preferred stock. For federal income tax purposes, a holder of depositary shares will be treated as holding the Class F preferred stock represented thereby. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated under the Internal Revenue Code, administrative rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.

   This summary assumes that the Class F preferred stock is held by holders as a capital asset, within the meaning of section 1221 of the Internal Revenue Code. This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders' particular circumstances. This discussion also does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except to the extent discussed under the heading "Taxation of Tax-Exempt Shareholders" and "Taxation of Non-United States Shareholders" or where specifically noted. Holders receiving special treatment include, without limitation:

   o holders subject to the alternative minimum tax;

   o banks, insurance companies, or other financial institutions;

   o tax-exempt organizations;

   o dealers in securities or commodities;

   o traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

   o holders whose "functional currency" is not the United States dollar;

   o persons that will hold the Class F preferred stock as a position in a hedging transaction, "straddle", "conversion transaction" or other risk reduction transaction.

   o "S" corporations;

   o expatriates;

   o REITs or regulated investment companies;

   o holders who own at least 10% of the voting power or value of us; or

   o holders who will acquire their Class F preferred stock as a result of the exercise of an employee stock option or otherwise as compensation.

   If a partnership holds the Class F preferred stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class F preferred stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of the Class F preferred stock.

   This discussion does not address any aspects of United States federal income taxation relating to us or our election to be taxed as a real estate investment trust, except to the extent discussed under the heading "Material Federal Income Tax Considerations to Us of Our REIT Election." A summary of certain United States federal income tax considerations is set forth in the accompanying prospectus, as modified by the statements below under the heading "Material Federal Income Tax Considerations to Us of Our REIT Election." You are urged to consult your tax advisor regarding the tax consequences to you of:

   o the acquisition, ownership and sale of our Class F preferred stock, including the federal, state, local, foreign and other tax consequences;

   o our election to be taxed as a real estate investment trust for federal income tax purposes; and

   o potential changes in the tax laws.

Material Federal Income Tax Considerations to Us of Our REIT Election

   As discussed in the accompanying prospectus under the caption "Material Federal Income Tax Considerations to Us of Our REIT Election" if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the assets in our hands is determined by reference to the basis of the assets in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate level tax. In addition, if we recognize gain on the disposition of any asset during the 10-year period beginning on the first day of the first taxable year for which we qualified as a REIT and we held the asset on the first day of this period, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the first day of the first taxable year for which we qualified as a REIT. Prior to January 2, 2002, in order to obtain the results described in this paragraph with respect to the recognition of gain, we were required to make an election under Treasury Regulation
Section 1.337(d)-5T. However, for transactions occurring on or after January 2, 2002, Treasury Regulation Section 1.337(d)-7 provides that, in order to obtain equivalent treatment, we must refrain from making an election. We plan to make or refrain from making an election under the applicable Treasury Regulations to obtain the results described in this paragraph with respect to the recognition of gain.

Material Federal Income Tax Considerations to Shareholders

   Distributions Generally. Distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to holders of our Class F preferred stock as ordinary income. As long as we qualify as a real estate investment trust, these distributions will not be eligible for the dividends-received deduction in the case of shareholders that are corporations. The amount of our earnings and profits at any time will depend upon our future actions and financial performance. For purposes of determining whether distributions to holders of Class F preferred shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

   To the extent that we make distributions, other than capital gain dividends discussed below, in excess of our current and accumulated earnings and profits, the distribution will be treated as a nontaxable return of capital and will be applied against and reduce a holder's adjusted tax basis in the Class F preferred stock, but not below zero. The reduction in tax basis will increase the amount of any gain, or reduce the amount of any loss, which a holder would otherwise realize on the sale or other taxable disposition of the Class F preferred stock. If the distribution exceeds both our current and accumulated earnings and profits and a holder's adjusted tax basis in its Class F preferred stock, the excess will be treated as capital gain and will be either long-term capital gain provided the holder has held such Class F preferred stock at the time of the distribution for more than one year.

   Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

   Capital Gain Distributions. Distributions that we properly designate as capital gain dividends will be taxable to our taxable shareholders as gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year, without regard to the period for which such non-corporate holder has held its Class F preferred stock. Shareholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then a portion of the total capital gain dividends paid or made available to holders of all classes and series of our capital stock for the year shall be allocable to the holders of our Class F preferred stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of our Class F preferred stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes and series of our capital stock for the year.

   Retention of Net Long-Term Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. In addition, to the extent we designate, a shareholder generally would:

   o include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

   o be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the holder's long-term capital gains;

   o receive a credit or refund for the amount of tax deemed paid by it;

   o increase the adjusted basis of its Class F preferred stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

   o in the case of a holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by Treasury Regulations to be prescribed by the Internal Revenue Service.

   Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a holder of our shares will not be treated as passive activity income. As a result, holders generally will not be able to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitations. Gain arising from the sale or other disposition of our shares, however, may not be treated as investment income depending upon your particular situation.

   Sale or Other Taxable Disposition. A holder who sells or otherwise disposes of Class F preferred stock in a taxable transaction will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received and the holder's adjusted tax basis in the Class F preferred stock disposed. Such gain or loss would be capital gain or loss and would be long-term capital gain or loss if the holding period exceeded one year. In general, if you recognize loss upon the sale or other disposition of Class F preferred stock that you have held for six months or less, the loss you recognize will be treated as long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitation.

   Redemption of Class F Preferred Stock. A redemption of the Class F preferred stock will be treated under Section 302 of the Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current and accumulated earnings and profits) unless the redemption satisfied certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the Class F preferred stock. The redemption will have satisfied such tests if it (i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's stock interest in us, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code.

   In determining whether any of these tests will be met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. A distribution to a holder generally will be "not essentially equivalent to a dividend" if it results in a meaningful reduction in such holder's stock interest in us, which should be the case if the holder's proportionate actual and constructive ownership interest is reduced, such holder's relative stock interest in us is minimal, and the holder exercises no control over our business affairs. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of Class F preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

   If redemption of the Class F preferred stock is not treated as a distribution taxable as a dividend to a particular holder, it will be treated, as to that holder, as a taxable exchange in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits), and (ii) the holder's adjusted tax basis in the Class F preferred stock.

   Information Reporting and Backup Withholding. In general, information reporting requirements will apply to the amount of dividends paid during each calendar year, unless a holder is an exempt recipient. A backup withholding tax will apply to such payments if a holder fails to provide its taxpayer identification number or certification of exempt status or has been notified by the Internal Revenue Service that payments to it are subject to backup withholding.

   Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a holder's United States federal income tax liability provided the required information is properly furnished to the Internal Revenue Service on a timely basis.

   Taxation of Tax-Exempt Shareholders. The Internal Revenue Service has ruled that amounts distributed as dividends by a qualified real estate investment trust do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, except as described below, dividend income from us and gain arising upon your sale of shares generally will not be unrelated business taxable income to a tax-exempt shareholder. This income or gain will be unrelated business taxable income, however, if the tax-exempt shareholder holds its shares as "debt-financed property" within the meaning of the Internal Revenue Code, or if the shares are used in a trade or business of the tax-exempt shareholder. Generally, debt financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt shareholder.

   For tax-exempt shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

   Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" will be treated as unrelated business taxable income to some trusts that hold more than 10%, by value, of the interests of a real estate investment trust. A real estate investment trust will not be a "pension held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our Charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our shareholders.

   Taxation of Non-United States Shareholders. The preceding discussion does not address the rules governing federal income taxation of the ownership and disposition of our Class F preferred stock by persons that are non-United States shareholders. When we use the term "non-United States shareholder," we mean a shareholder who is not:

   o a citizen or resident of the United States;

   o a corporation, partnership or other entity created or organized in or under the laws of the United States or any state or in the District of Columbia unless, in the case of a partnership, Treasury Regulations provide otherwise;

   o an estate which is required to pay United States federal income tax regardless of the source of its income; or

   o a trust whose administration is under the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall not be considered United States shareholders.

   In general, non-United States shareholders may be subject to special tax withholding requirements on distributions from us and with respect to their sale or other disposition of our Class F preferred stock, except to the extent reduced or eliminated by an income tax treaty between the United States and the non-United States shareholder's country. A non-United States shareholder who is a shareholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with us in order to claim such treatment. Non-United States shareholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares of our Class F preferred stock, including the federal income tax treatment of dispositions of interests in and the receipt of distributions from us.

                                  UNDERWRITING


   Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC are acting as representatives, and each of the underwriters has severally agreed to purchase from us, the respective number of depositary shares set forth after its name below. The obligations of the underwriters are subject to certain conditions. The underwriters must purchase all of the depositary shares if any are purchased.


           Underwriter                                       Number of
   -------------------                                   Depositary Shares
                                                         -----------------
   Merrill Lynch, Pierce, Fenner & Smith
               Incorporated..........................        1,315,000
   UBS Warburg LLC...................................        1,315,000
   Citigroup Global Markets Inc......................        1,315,000
   Wachovia Securities, Inc..........................        1,315,000
   Bear, Stearns & Co. Inc...........................          210,000
   Legg Mason Wood Walker, Incorporated..............          210,000
   McDonald Investments Inc., a KeyCorp Company......          210,000
   Prudential Securities Incorporated................          210,000
   Raymond James & Associates, Inc...................          210,000
   RBC Dain Rauscher Inc.............................          210,000
   Advest, Inc.......................................           30,000
   BB&T Capital Markets, a division of Scott and
   Stringfellow, Inc.................................           30,000
   CIBC World Markets Corp...........................           30,000
   D.A. Davidson & Co. ..............................           30,000
   Fahnestock & Co. Inc..............................           30,000
   H&R Block Financial Advisors, Inc. ...............           30,000
   HSBC Securities (USA) Inc. .......................           30,000
   J.J.B. Hilliard, W.L. Lyons, Inc. ................           30,000
   Janney Montgomery Scott LLC.......................           30,000
   C.L. King & Associates, Inc. .....................           30,000
   Morgan Keegan & Company, Inc. ....................           30,000
   Quick & Reilly, Inc. .............................           30,000
   Charles Schwab & Co., Inc. .......................           30,000
   Southwest Securities, Inc. .......................           30,000
   U.S. Bancorp Piper Jaffray Inc....................           30,000
   Wells Fargo Investment Services, LLC .............           30,000
                                                             ---------
              Total..................................        7,000,000
                                                             =========


   The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the depositary shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

   The underwriters have advised us that they propose initially to offer the depositary shares to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price may be changed.

   The following table shows the per share and total public offering price, underwriting discount and proceeds, before expenses, to us.


                                                                   Per Depositary
                                                                       Share            Total
                                                                       -----            -----
Public offering price ..........................................         $25.00       $175,000,000
Underwriting discount ..........................................         $.7875         $5,512,500
Proceeds, before expenses, to Kimco Realty Corporation .........       $24.2125       $169,487,500


   We estimate that we will spend approximately $500,000 for printing, legal, accounting, transfer agent, NYSE listing and other expenses related to this offering of the depositary shares.

   Until the distribution of the depositary shares is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and purchase depositary shares. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the depositary shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the depositary shares.

   If the underwriters create a short position in the depositary shares in connection with this offering (i.e., if they sell more depositary shares than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing shares in the open market.

   In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

   Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

   We intend to file an application to list the depositary shares on the NYSE. If the application is approved, trading of the depositary shares on the NYSE is not expected to begin until 30 days after the date of the initial delivery of the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the depositary shares, however, and if they begin to make a market they may cease market-making activities at any time.

   We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof.

   In the ordinary course of their business, the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking and investment banking transactions with us.

   We expect that delivery of the depositary shares will be made against payment therefor on or about June 5, 2003, which will be the 20th business day following the date of this prospectus supplement. Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle within three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares before June 2, 2003 will be required, by virtue of the fact that any such trade would otherwise settle before June 5, 2003, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisor with respect to these matters.

                                    EXPERTS

   The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

   Latham & Watkins LLP, New York, New York, will pass upon certain matters relating to this offering for us. Sidley Austin Brown & Wood LLP, New York, New York, will act as counsel to the underwriters. Venable, Baetjer and Howard, LLP, Baltimore, Maryland, will pass upon certain matters of Maryland law. Certain members of Latham & Watkins LLP and their families own beneficial interests in less than 1% of our common stock.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


   This prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) changes in general economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) financing risks, such as the inability to obtain equity or debt financing on favorable terms, (iv) changes in governmental laws and regulations (including changes to laws governing the taxation of REITs), (v) the level and volatility of interest rates, (vi) the availability of suitable acquisition opportunities and (vii) increases in operation costs. Accordingly, there is no assurance that our expectations will be realized. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

PROSPECTUS


                            KIMCO REALTY CORPORATION

                                  $750,000,000

                        Debt Securities, Preferred Stock,
       Depositary Shares, Common Stock and Common Stock Warrants

     We may from time to time offer an aggregate public offering price of up to $750,000,000 of the following securities on terms to be determined at the time of the offering:

         1. our unsecured senior debt securities;

         2. shares or fractional shares of our preferred stock, par value $1.00 per share;

         3. shares of our preferred stock represented by depositary shares;

         4. shares of our common stock, par value $.01 per share; or

         5. warrants to purchase our common stock.


     Our debt securities, preferred stock, depositary shares, common stock and common stock warrants may be offered separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be set forth in a supplement to this prospectus.

     The specific terms of the securities offered by this prospectus will be set forth in each prospectus supplement and will include, where applicable:

o in the case of our debt securities, the specific title, aggregate principal amount, currency of denomination and payment, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at our option or repayment at the option of the holder of the debt securities, terms for sinking fund payments, terms for conversion into preferred stock or common stock, and any initial public offering price;

o in the case of our preferred stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price;

o in the case of our depositary shares, the fractional share of our preferred stock represented by each depositary share;

o        in the case of our common stock, any initial public offering price; and

o in the case of our warrants to purchase our common stock, the duration, offering price, exercise price and detachability.

     In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes.

     Each prospectus supplement will also contain information, where applicable, about United States federal income tax considerations, and any exchange listing of, the securities covered by the prospectus supplement.

     The securities offered by this prospectus may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.


  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE AND ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is May 1, 2001.

                                TABLE OF CONTENTS

Where Can You Find More Information .......................................    1
Incorporation of Certain Documents by Reference ...........................    1
The Company ...............................................................    2
Use of Proceeds ...........................................................    2
Description of Debt Securities ............................................    2
Description of Common Stock ...............................................   15
Description of Common Stock Warrants ......................................   17
Description of Preferred Stock ............................................   18
Description of Depositary Shares ..........................................   26
Ratios of Earnings to Fixed Charges .......................................   29
Material Federal Income Tax Considerations to Us of Our REIT Election .....   29
Plan of Distribution ......................................................   37
Experts ...................................................................   38
Legal Matters .............................................................   38

                       WHERE CAN YOU FIND MORE INFORMATION


     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's following public reference facilities:

         Public Reference Room                   Chicago Regional Office
         450 Fifth Street, N.W.                      Citicorp Center
              Room 1024                          500 West Madison Street
         Washington, D.C. 20549                        Suite 1400
                                               Chicago, Illinois 60661-2511

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations at the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus constitutes part of a registration statement on Form S-3 filed by us under the Securities Act. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended, with the SEC and are incorporated by reference in this prospectus:

o        Annual Report on Form 10-K for the year ended December 31, 2000; and

o        Definitive proxy statement filed on April 5, 2001.

     We are also incorporating by reference into this prospectus all documents that we have filed or will file with the SEC as prescribed by Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act since the date of this prospectus and prior to the termination of the sale of the securities offered by this prospectus.

     This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

     Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request. Requests should be directed to our secretary, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 (telephone number: (516) 869-9000).

                                   THE COMPANY


     We began operations through a predecessor in 1966, and today are one of the nation's largest publicly-traded owners and operators of neighborhood and community shopping centers (measured by gross leasable area, which we refer to as "GLA"). As of February 8, 2001, we owned interests in 496 properties, including:

     o    433 neighborhood and community shopping centers;

     o    two regional malls;

     o    50 retail store leases;

     o    10 ground up development projects; and

     o    one distribution center.

     These properties have a total of approximately 66.0 million square feet of GLA and are located in 41 states.

     Fifty-three shopping center properties approximately comprising 9.2 million square feet are part of the Kimco Income REIT, a joint venture arrangement with institutional investors geared towards investing in retail properties financed primarily through non-recourse mortgages.

     We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). We are self-administered and self-managed through present management, which has owned and managed neighborhood and community shopping centers for more than 35 years. Our executive officers are engaged in the day-to-day management and operation of our real estate exclusively, and we administer nearly all operating functions for our properties, including leasing, legal, construction, data processing, maintenance, finance and accounting. Our executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and our telephone number is (516) 869-9000.

     In order to maintain our qualification as a REIT for federal income tax purposes, we are required to distribute at least 90% of our net taxable income, excluding capital gains, each year. Dividends on any preferred stock issued by us are included as distributions for this purpose. Historically, our distributions have exceeded, and we expect that our distributions will continue to exceed, our net taxable income each year. A portion of such distributions may constitute a return of capital. As a result of the foregoing, our consolidated net worth may decline. We, however, do not believe that consolidated stockholders' equity is a meaningful reflection of net real estate values.


                                 USE OF PROCEEDS

     Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of neighborhood and community shopping centers as suitable opportunities arise, the expansion and improvement of certain properties in our portfolio, and the repayment of indebtedness outstanding at that time.


                         DESCRIPTION OF DEBT SECURITIES

     Our unsecured senior debt securities are to be issued under an indenture, dated as of September 1, 1993, as amended by the first supplemental indenture, dated as of August 4, 1994, the second supplemental indenture, dated as of April 7, 1995, and as further amended or supplemented from time to time, between us and Bank of New York (successor by merger to IBJ Schroder Bank & Trust Company), as trustee. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee at 101 Barclay Street, 21st Floor, New York, New York 10286 or as described above under "Where You Can Find More Information." The indenture is subject to, and governed by, the Trust indenture Act of 1939, as amended. The statements made hereunder relating to the indenture and the debt securities to be issued thereunder are summaries of some of the provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the debt securities. All section references appearing herein are to sections of the indenture.


General

     The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of that series (Section 301).

     The indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 608). In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by the trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

     For a detailed description of a specific series of debt securities, you should consult the prospectus supplement for that series. The prospectus supplement may contain any of the following information, where applicable:

     (1)  the title of those debt securities;

     (2) the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

     (3) if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities which is convertible into our common stock or our preferred stock, or the method by which any portion shall be determined;

     (4) if convertible, any applicable limitations on the ownership or transferability of our common stock or our preferred stock into which those debt securities are convertible which exist to preserve our status as a REIT;

     (5) the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

     (6) the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

     (7) the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which that interest will be payable, the regular record dates for the interest payment dates, or the method by which that date shall be determined, the person to whom that interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     (8) the place or places where (a) the principal of (and premium, if any) and interest, if any, on those debt securities will be payable, (b) those debt securities may be surrendered for conversion or registration of transfer or exchange and (c) notices or demands to or upon us in respect of those debt securities and the indenture may be served;

     (9) the period or periods within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option, if we are to have that option;

     (10) our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

     (11) if other than U.S. Dollars, the currency or currencies in which those debt securities are denominated and payable, which may be units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

     (13) any additions to, modifications of or deletions from the terms of those debt securities with respect to the events of default or covenants set forth in the indenture;

     (14) whether those debt securities will be issued in certificated or book-entry form or both;

     (15) whether those debt securities will be in registered or bearer form and, if in registered form, their denominations if other than $1,000 and any integral multiple of $1,000 and, if in bearer form, their denominations and the terms and conditions relating thereto;

     (16) the applicability, if any, of the defeasance and covenant defeasance provisions of article fourteen of the indenture;

     (17) if those debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for those debt securities to be authenticated and delivered;

     (18) the terms, if any, upon which those debt securities may be convertible into our common stock or our preferred stock and the terms and conditions upon which that conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

     (19) whether and under what circumstances we will pay additional amounts as contemplated in the indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making such payment; and

     (20) any other terms of those debt securities not inconsistent with the provisions of the indenture (Section 301).


     The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of their maturity. We refer to this type of debt securities as original issue discount securities. Any material or applicable, special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

     Except as described under "Certain Covenants--Limitations on Incurrence of Debt" and under "Merger, Consolidation or Sale," the indenture does not contain any other provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

     (1) a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

     (2)  a change of control, or

     (3) a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of our debt securities.

     Furthermore, subject to the limitations set forth under "Merger, Consolidation or Sale," we may, in the future, enter into certain transactions, such as the sale of all or substantially all of our assets or a merger or consolidation involving us, that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness, including the debt securities. In addition, restrictions on ownership and transfers of our common stock and our preferred stock are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

     A significant number of our properties are owned through our subsidiaries. Therefore, our rights and those of our creditors, including holders of debt securities, to participate in the assets of those subsidiaries upon the liquidation or recapitalization of those subsidiaries or otherwise will be subject to the prior claims of those subsidiaries' respective creditors (except to the extent that our claims as a creditor may be recognized).


Denominations, Interest, Registration and Transfer

     Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000 (Section 302).

     Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the trustee, initially located at 101 Barclay Street, 21st Floor, New York, New York 10286, provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

     Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder of that debt security on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the trustee, notice whereof shall be given to the holder of that debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the trustee. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of debt securities (Section 305). If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

     Neither we nor any trustee shall be required to:

     (1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

     (2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

     (3) issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder of that debt security, except the portion, if any, of that debt security not to be so repaid (Section 305).


Merger, Consolidation or Sale

     We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

     (1) either we shall be the continuing corporation, or the successor corporation (if other than us) formed by or resulting from that consolidation or merger or which shall have received the transfer of our assets, shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

     (2) immediately after giving effect to that transaction and treating any indebtedness which becomes an obligation of ours or of any of our subsidiaries as a result thereof as having been incurred by us or that subsidiary at the time of that transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

     (3) an officer's certificate and legal opinion covering the above conditions shall be delivered to the trustee (Sections 801 and 803).


Certain Covenants

     Limitations on Incurrence of Debt. We will not, and will not permit any of our subsidiaries to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of that additional Debt, the aggregate principal amount of all outstanding Debt of ours and of our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of the sum of:

     (1) our Undepreciated Real Estate Assets (as defined below) as of the end of the calendar quarter covered in our annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not permitted under the Securities Exchange Act, with the trustee) prior to the incurrence of that additional Debt; and

     (2) the purchase price of any real estate assets acquired by us or any of our subsidiaries since the end of that calendar quarter, including those obtained in connection with the incurrence of that additional Debt (Section 1004).


     In addition to the foregoing limitation on the incurrence of Debt, we will not, and will not permit any of our subsidiaries to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any of our subsidiaries if, immediately after giving effect to the incurrence of that additional Debt, the aggregate principal amount of all of our outstanding Debt and the outstanding Debt of our subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property or the property of any of our subsidiaries is greater than 40% of the sum of:

     (1) our Undepreciated Real Estate Assets as of the end of the calendar quarter covered in our annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act, with the trustee) prior to the incurrence of that additional Debt; and

     (2) the purchase price of any real estate assets acquired by us or any of our subsidiaries since the end of that calendar quarter, including those obtained in connection with the incurrence of that additional Debt (Section 1004).

     In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any of our subsidiaries to, incur any Debt if Consolidated Income Available for Debt Service (as defined below) for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which that additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge (as defined below) on our Debt and the Debt of all of our subsidiaries to be outstanding immediately after the incurring of that additional Debt (Section 1004).

     Restrictions on Dividends and Other Distributions. We will not, in respect of any shares of any class of our stock:

     (1) declare or pay any dividends (other than dividends payable in the form of our stock) on our stock;

     (2) apply any of our property or assets to the purchase, redemption or other acquisition or retirement of our stock;

     (3) set apart any sum for the purchase, redemption or other acquisition or retirement of our stock; or

     (4) make any other distribution, by reduction of capital or otherwise if, immediately after that declaration or other action referred to above, the aggregate of all those declarations and other actions since the date on which the indenture was originally executed shall exceed the sum of:

          (a) Funds from Operations (as defined below) from June 30, 1993 until the end of the calendar quarter covered in our annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not permitted under the Securities Exchange Act, with the trustee) prior to that declaration or other action; and

          (b) $26,000,000; provided, however, that the foregoing limitation shall not apply to any declaration or other action referred to above which is necessary to maintain our status as a REIT under the Code if the aggregate principal amount of all our outstanding Debt and the outstanding Debt of our subsidiaries at that time is less than 65% of our Undepreciated Real Estate Assets as of the end of the calendar quarter covered in our annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not permitted under the Securities Exchange Act, with the trustee) prior to that declaration or other action (Section 1005).

     Notwithstanding the foregoing, we will not be prohibited from making the payment of any dividend within 30 days of the declaration of that dividend if at the date of declaration that payment would have complied with the provisions of the immediately preceding paragraph (Section 1005).

     Existence. Except as permitted under "Merger, Consolidation or Sale," we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities (Section 1006).

     Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, all as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing for value our respective properties in the ordinary course of business (Section 1007).

     Insurance. We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage at least in an amount equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best's Key Rating Guide (Section 1008).

     Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

     (1) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or the income, profits or property of any of our subsidiaries, and

     (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section
          1009).

     Provision of Financial Information. Whether or not we are subject to
Section 13 or 15(d) of the Securities Exchange Act, we will, to the extent permitted under the Securities Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were so subject, those documents to be filed with the SEC on or prior to the respective dates by which we would have been required so to file those documents if we were so subject. We will also in any event:

     (1) within 15 days of each date by which we would have been required to file those documents with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act:

          (a) transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders of debt securities, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to those Sections, and

          (b) file with the trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to those Sections, and

     (2) if filing those documents by us with the SEC is not permitted under the Securities Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder of debt securities (Section
          1010).


     Maintenance of Unencumbered Total Asset Value. We will at all times maintain an Unencumbered Total Asset Value in an amount of not less than one hundred percent (100%) of the aggregate principal amount of all our outstanding Debt and the outstanding Debt of our subsidiaries that is unsecured (Section
1014).


Definitions Used for the Debt Securities

     As used herein,

     "Consolidated Income Available for Debt Service" for any period means our Consolidated Net Income (as defined below) and the Consolidated Net Income of our subsidiaries plus amounts which have been deducted for:

     (1)  interest on our Debt and interest on the Debt of our subsidiaries,

     (2) provision for our taxes and the taxes of our subsidiaries based on income,

     (3)  amortization of debt discount,

     (4)  property depreciation and amortization, and

     (5) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for that period.

     "Consolidated Net Income" for any period means the amount of our consolidated net income (or loss) and the consolidated net income (or loss) of our subsidiaries for that period determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Debt" of ours or any of our subsidiaries means any indebtedness of ours or any of our subsidiaries, whether or not contingent, in respect of:

     (1) borrowed money or evidenced by bonds, notes, debentures or similar instruments,

     (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any of our subsidiaries,

     (3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable, or

     (4) any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness under (1) through (3) above to the extent that those items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than us or any of our subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our subsidiaries whenever we or that subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

     "Funds from Operations" for any period means our Consolidated Net Income and the Consolidated Net Income of our subsidiaries for that period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provision/benefit for income taxes for that period, plus funds from operations of unconsolidated joint ventures, all determined on a consistent basis for that period.

     "Maximum Annual Service Charge" as of any date means the maximum amount which may become payable in any period of 12 consecutive calendar months from that date for interest on, and required amortization of, Debt. The amount payable for amortization shall include the amount of any sinking fund or other analogous fund for the retirement of Debt and the amount payable on account of principal on any Debt which matures serially other than at the final maturity date of that Debt.

     "Total Assets" as of any date means the sum of (1) our Undepreciated Real Estate Assets and (2) all our other assets determined in accordance with generally accepted accounting principles (but excluding goodwill and amortized debt costs).

     "Undepreciated Real Estate Assets" as of any date means the amount of our real estate assets and the real estate assets of our subsidiaries on that date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Unencumbered Total Asset Value" as of any date means the sum of our Total Assets which are unencumbered by any mortgage, lien, charge, pledge or security interest that secures the payment of any obligations under any Debt.


Events of Default, Notice and Waiver

     The indenture provides that the following events are events of default with respect to any series of debt securities issued thereunder:

     (1) default for 30 days in the payment of any installment of interest on any debt security of that series;

     (2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

     (3) default in making any sinking fund payment as required for any debt security of that series;

     (4) default in the performance of any of our other covenants contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the indenture;

     (5) default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of our indebtedness or any mortgage, indenture or other instrument under which indebtedness is issued or by which that indebtedness is secured, that default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or that acceleration is not rescinded or annulled;

     (6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of ours or any of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act) or either of our properties; and

     (7) any other event of default provided with respect to a particular series of debt securities (Section 501).


     If an event of default under the indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in all of those cases the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders of debt securities). However, at any time after a declaration of acceleration with respect to debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) may rescind and annul that declaration and its consequences if:

     (1) we shall have deposited with the trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the trustee, and

     (2) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) have been cured or waived as provided in the indenture (Section 502). The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the indenture, as the case may be) may waive any past default with respect to that series and its consequences, except a default:

          (a) in the payment of the principal of (or premium, if any) or interest on any debt security of that series, or

          (b) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).


     The trustee is required to give notice to the holders of debt securities within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if the responsible officers of the trustee consider that withholding to be in the interest of those holders of debt securities (Section 601).

     The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof (Section 508).

     Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of those series not joining therein (Section 512).

     Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each of those defaults and the nature and status thereof (Section 1011).


Modification

     Modifications and amendments of the indenture and debt securities may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by such modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each of the debt securities affected thereby,

     (1) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;

     (2) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

     (3) change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

     (4) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

     (5) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

     (6) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security (Section 902).

     The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with some of the covenants in the indenture (Section 1013).

     Modifications and amendments of the indenture may be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:

     (1) to evidence the succession of another person to us as obligor under the indenture;

     (2) to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

     (3) to add events of default for the benefit of the holders of all or any series of debt securities;

     (4) to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize some of the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

     (5) to change or eliminate any provisions of the indenture, provided that any of those changes or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of that provision;

     (6)  to secure the debt securities;

     (7) to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of those debt securities into our common stock or our preferred stock;

     (8) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

     (9) to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect; or

     (10) to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of those debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).


     The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities,

     (1) the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of that determination upon declaration of acceleration of the maturity thereof,

     (2) the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. Dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. Dollar equivalent on the issue date of that debt security of the amount determined as provided in (1) above),

     (3) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of that indexed security at original issuance, unless otherwise provided with respect to that indexed security pursuant to Section 301 of the indenture, and

     (4) debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of that other obligor shall be disregarded (Section 101).

     The indenture contains provisions for convening meetings of the holders of debt securities of a series (Section 1501). A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any of those cases upon notice given as provided in the indenture (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum (Section 1504).

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

     (1)  there shall be no minimum quorum requirement for that meeting, and

     (2) the principal amount of the outstanding debt securities of that series that vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether that request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (Section 1504).


Discharge, Defeasance and Covenant Defeasance

     We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of that deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401).

     The indenture provides that, if the provisions of article fourteen of the indenture are made applicable to the debt securities of or within any series pursuant to Section 301 of the indenture, we may elect either:

     (1) to defease and be discharged from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on those debt securities and the obligations to register the transfer or exchange of those debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of those debt securities and to hold moneys for payment in trust) ("defeasance") (Section 1402); or

     (2) to be released from its obligations with respect to those debt securities under Sections 1004 to 1010, inclusive, and Section 1014 of the indenture (being the restrictions described under "Certain Covenants") or, if provided pursuant to Section 301 of the indenture, its obligations with respect to any other covenant, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     That type of trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance or covenant defeasance had not occurred, and that opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 1404).

     "Government Obligations" means securities which are:

     (1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

     (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or that government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or that other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to that Government Obligation or a specific payment of interest on or principal of that Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt (Section 101).

     Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds or Government Obligations or both to effect defeasance or covenant defeasance with respect to debt securities of any series,

     (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 301 of the indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

     (2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,


then, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which that debt security becomes payable as a result of that election or cessation of usage based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of:

     (1) a currency, currency unit or composite currency both by the government of the country which issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

     (2) the European Currency Unit, or ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or

     (3) any currency unit or composite currency other than the ECU for the purposes for which it was established.


     Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. Dollars (Section 101).

     In the event we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under "Events of Default, Notice and Waiver" with respect to Sections 1004 to 1010, inclusive, and Section 1014 of the indenture (which Sections would no longer be applicable to those debt securities) or described in clause (7) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

     The applicable prospectus supplement may further describe the provisions, if any, permitting that defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.


Conversion Rights

     The terms and conditions, if any, upon which the debt securities are convertible into other debt securities, our common stock or our preferred stock will be set forth in the applicable prospectus supplement relating thereto. Those terms will include whether those debt securities are convertible into other debt securities, our common stock or our preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those debt securities.


Global Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.



                           DESCRIPTION OF COMMON STOCK


     We have the authority to issue 200,000,000 shares of common stock, par value $.01 per share, and 102,000,000 shares of excess stock, par value $.01 per share. At December 31, 2000, we had outstanding 63,144,589 shares of common stock and no shares of excess stock. Prior to August 4, 1994, we were incorporated as a Delaware corporation. On August 4, 1994, we reincorporated as a Maryland corporation pursuant to an Agreement and Plan of Merger approved by our stockholders.

     The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our debt securities or our preferred stock or upon the exercise of common stock warrants issued by us. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

     Holders of our common stock will be entitled to receive dividends when, as and if declared by our board of directors, out of assets legally available therefor. Payment and declaration of dividends on the common stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on our preferred stock. Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock. The common stock will possess ordinary voting rights for the election of directors and in respect of other corporate matters, with each share entitling the holder thereof to one vote. Holders of common stock will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of our common stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors. Holders of shares of common stock will not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date. The common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights.

     Under Maryland law and our charter, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of common stock may be made only if, after giving effect to the distribution, our total assets are greater than our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of common stock. We have complied with this requirement in all of our prior distributions to holders of common stock.


Restrictions on Ownership

     For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code.

     Subject to the exceptions specified in our charter, no holder may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 2% in value of the outstanding shares of our common stock. The constructive ownership rules are complex and may cause common stock owned actually or constructively by a group of related individuals or entities or both to be deemed constructively owned by one individual or entity. As a result, the acquisition of less than 2% in value of the common stock (or the acquisition of an interest in an entity which owns common stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 2% in value of the common stock, and thus subject such common stock to the ownership limit.

     Existing stockholders who exceeded the ownership limit immediately after the completion of our initial public offering of our common stock in November 1991, may continue to do so and may acquire additional shares through the stock option plan, or from other existing stockholders who exceed the ownership limit, but may not acquire additional shares from such sources such that the five largest beneficial owners of common stock could own, actually or constructively, more than 49.6% of the outstanding common stock, and in any event may not acquire additional shares from any other sources. In addition, because rent from related party tenants is not qualifying rent for purposes of the gross income tests under the Code, our charter provides that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% in value of our outstanding common stock. We refer to this ownership limitation as the related party limit. Our board of directors may waive the ownership limit and the related party limit with respect to a particular stockholder (such related party limit has been waived with respect to the existing stockholders who exceeded the related party limit immediately after the initial public offering of our common stock) if evidence satisfactory to our board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of that waiver, our board of directors may require opinions of counsel satisfactory to it or an undertaking or both from the applicant with respect to preserving our REIT status. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. If shares of common stock in excess of the ownership limit or the related party limit, or shares which would otherwise cause the REIT to be beneficially owned by less than 100 persons or which would otherwise cause us to be "closely held" within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, are issued or transferred to any person, that issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares transferred in excess of the ownership limit or the related party limit, or shares which would otherwise cause us to be "closely held" within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will automatically be exchanged for shares of a separate class of stock, which we refer to as excess stock, that will be transferred by operation of law to us as trustee for the exclusive benefit of the person or persons to whom the shares are ultimately transferred, until that time as the intended transferee retransfers the shares. While these shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions (except upon liquidation). The shares may be retransferred by the intended transferee to any person who may hold those shares at a price not to exceed either:

     (1)  the price paid by the intended transferee, or

     (2) if the intended transferee did not give value for such shares, a price per share equal to the market value of the shares on the date of the purported transfer to the intended transferee,


at which point the shares will automatically be exchanged for ordinary common stock. In addition, such shares of excess stock held in trust are purchasable by us for a 90-day period at a price equal to the lesser of the price paid for the stock by the intended transferee and the market price for the stock on the date we determine to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board of directors determines that a violative transfer has occurred if no notice is provided.

     All certificates representing shares of common stock will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than a specified percentage of the outstanding shares of common stock must file an affidavit with us containing the information specified in our charter within 30 days after January 1 of each year. In addition, each common stockholder shall upon demand be required to disclose to us in writing such information with respect to the actual and constructive ownership of shares as our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

     The registrar and transfer agent for our common stock is The Bank of New York.



                      DESCRIPTION OF COMMON STOCK WARRANTS


     We may issue common stock warrants for the purchase of our common stock. Common stock warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants.

     The applicable prospectus supplement will describe the terms of the common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

     (1)  the title of those common stock warrants;

     (2)  the aggregate number of those common stock warrants;

     (3) the price or prices at which those common stock warrants will be issued;

     (4) the designation, number and terms of the shares of common stock purchasable upon exercise of those common stock warrants;

     (5) the designation and terms of the other securities offered by this prospectus with which the common stock warrants are issued and the number of those common stock warrants issued with each security offered by this prospectus;

     (6) the date, if any, on and after which those common stock warrants and the related common stock will be separately transferable;

     (7) the price at which each share of common stock purchasable upon exercise of those common stock warrants may be purchased;

     (8) the date on which the right to exercise those common stock warrants shall commence and the date on which that right shall expire;

     (9) the minimum or maximum amount of those common stock warrants which may be exercised at any one time;

     (10) information with respect to book-entry procedures, if any;

     (11) a discussion of federal income tax considerations; and

     (12) any other material terms of those common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of those common stock warrants.


                         DESCRIPTION OF PREFERRED STOCK


         We are authorized to issue 5,000,000 shares of preferred stock, par value $1.00 per share, 345,000 shares of 7 3/4% Class A Cumulative Redeemable Preferred Stock, $1.00 par value per share, 230,000 shares of 8 1/2% Class B Cumulative Redeemable Preferred Stock, $1.00 par value per share, 460,000 shares of 8 3/8% Class C Cumulative Redeemable Preferred Stock, $1.00 par value per share, 700,000 shares of 7 1/2% Class D Cumulative Convertible Preferred Stock, $1.00 par value per share, and 65,000 shares of Class E Floating Rate Cumulative Redeemable Preferred Stock. We are also authorized to issue 345,000 shares of Class A Excess Preferred Stock, $1.00 par value per share, 230,000 shares of Class B Excess Preferred Stock, $1.00 par value per share, 460,000 shares of Class C Excess Preferred Stock, $1.00 par value per share, 700,000 shares of Class D Excess Preferred Stock, $1.00 par value per share and 65,000 shares of Class E Excess Preferred Stock, par value $1.00 per share, which are reserved for issuance upon conversion of certain outstanding Class A preferred stock, Class B preferred stock, Class C preferred stock, Class D preferred stock or Class E preferred stock, as the case may be, as necessary to preserve our status as a REIT. At December 31, 2000, 300,000 shares of Class A preferred stock, represented by 3,000,000 depositary shares, 200,000 shares of Class B preferred stock, represented by 2,000,000 depositary shares, 400,000 shares of Class C preferred stock, represented by 4,000,000 depositary shares, and 418,254.2 shares of Class D preferred stock, represented by 4,182,542 depositary shares, were outstanding.

     Under our charter, our board of directors may from time to time establish and issue one or more classes or series of preferred stock and fix the designations, powers, preferences and rights of the shares of such classes or series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences.

     The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.


General

     Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our board of directors or duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     You should refer to the prospectus supplement relating to the class or series of preferred stock offered thereby for specific terms, including:

     (1)  The class or series, title and stated value of that preferred stock;

     (2) The number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

     (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

     (4) Whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

     (5) The procedures for any auction and remarketing, if any, for that preferred stock;

     (6)  Provisions for a sinking fund, if any, for that preferred stock;

     (7)  Provisions for redemption, if applicable, of that preferred stock;

     (8)  Any listing of that preferred stock on any securities exchange;

     (9) The terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

     (10) Whether interests in that preferred stock will be represented by our depositary shares;

     (11) A discussion of certain federal income tax considerations applicable to that preferred stock;

     (12) Any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT; and

     (13) Any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

     Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:

         (1) senior to all classes or series of our common stock and excess stock and to all of our equity securities the terms of which provide that those equity securities are subordinated to the preferred stock;

         (2) on a parity with all of our equity securities other than those referred to in clauses (1) and (3); and

         (3) junior to all of our equity securities which the terms of that preferred stock provide will rank senior to it.


     For these purposes, the term "equity securities" does not include convertible debt securities.


Dividends

     Holders of shares of our preferred stock of each class or series shall be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

     Dividends on any class or series of our preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any class or series of our preferred stock for which dividends are noncumulative, then the holders of that class or series of our preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series are declared payable on any future dividend payment date.

     If any shares of our preferred stock of any class or series are outstanding, no full dividends shall be authorized or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, on a parity with or junior to the preferred stock of that class or series for any period unless:

         (1) if that class or series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set part for that payment on the preferred stock of that class or series for all past dividend periods and the then current dividend period, or

         (2) if that class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series.


     When dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the preferred stock of that class or series, all dividends declared upon shares of preferred stock of that class or series and any other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that class or series and that other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of that class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend) and that other class or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

     Except as provided in the immediately preceding paragraph, unless: (1) if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (2) if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set aside for payment for the then current dividend period, then no dividends (other than in our common stock or other stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up) shall be authorized or paid or set aside for payment or other distribution shall be authorized or made upon our common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of that class or series as to dividends or upon liquidation, nor shall any common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of that stock) by us (except by conversion into or exchange for other of our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding
up).

     Any dividend payment made on shares of a class or series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that class or series which remains payable.


Redemption

     If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

     The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, unless:

     (1) if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred stock shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and

     (2) if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any class or series of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that class or series; or

     (3) if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any class or series of preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and

     (4) if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that class or series (except by conversion into or exchange for our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).


     If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on our stock transfer books. Each notice shall state:

     (1)  the redemption date;

     (2) the number of shares and class or series of the preferred stock to be redeemed;

     (3)  the redemption price;

     (4) the place or places where certificates for that preferred stock are to be surrendered for payment of the redemption price;

     (5) that dividends on the shares to be redeemed will cease to accrue on that redemption date; and

     (6) the date upon which the holder's conversion rights, if any, as to those shares shall terminate.


     If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.


Liquidation Preference

     Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of our stock ranking junior to that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that class or series of preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of that class or series of preferred stock will have no right or claim to any of our remaining assets. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of that class or series of preferred stock and all other classes or series of stock shall share ratably in that distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of shares of that class or series of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of stock ranking junior to that class or series of preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, neither our consolidation or merger with or into any other corporation nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding up.


Voting Rights

     Except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement, holders of preferred stock will not have any voting rights.

     Whenever dividends on any shares of that class or series of preferred stock shall be in arrears for six or more quarterly periods, regardless of whether those quarterly periods are consecutive, the holders of those shares of that class or series of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to our board of directors (and our entire board of directors will be increased by two directors) at a special meeting called by one of our officers at the request of a holder of that class or series of preferred stock or, if that special meeting is not called by that officer within 30 days, at a special meeting called by a holder of that class or series of preferred stock designated by the holders of record of at least 10% of the shares of any of those classes or series of preferred stock (unless that request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until:

     (1) if that class or series of preferred stock has a cumulative dividend, then all dividends accumulated on those shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment, or

     (2) if that class or series of preferred stock does not have a cumulative dividend, then four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.


     Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (that class or series voting separately as a class),

     (1) authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that class or series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up or reclassify any of our authorized stock into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase those shares; or

     (2) amend, alter or repeal the provisions of the charter in respect of that class or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that class or series of preferred stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the amount of authorized shares of that class or series, in each case ranking on a parity with or junior to the preferred stock of that class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect those rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that class or series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect that redemption.


Conversion Rights

     The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another series of preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock or those other series of preferred stock or the principal amount of debt securities into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of preferred stock.


Restrictions on Ownership

     As discussed above under "Description of Common Stock--Restrictions on Ownership," for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. Therefore, the applicable articles supplementary for each class or series of preferred stock will contain certain provisions restricting the ownership and transfer of that class or series of preferred stock. Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of each applicable articles supplementary relating to the ownership limit for any class or series of preferred stock will provide as follows:

     Our preferred stock ownership limit provision will provide that, subject to some exceptions, no holder of that class or series of preferred stock may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, preferred stock in excess of the preferred stock ownership limit, which will be equal to 9.8% of the outstanding preferred stock of any class or series. The constructive ownership rules are complex and may cause preferred stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of any class or series of preferred stock (or the acquisition of an interest in an entity which owns preferred stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of that class or series of preferred stock, and thus subject that preferred stock to the preferred stock ownership limit.

     Our board of directors will be entitled to waive the preferred stock ownership limit with respect to a particular stockholder if evidence satisfactory to our board of directors, with advice of our tax counsel, is presented that the ownership will not then or in the future jeopardize our status as a REIT. As a condition of that waiver, our board of directors may require opinions of counsel satisfactory to it or an undertaking or both from the applicant with respect to preserving our REIT status.

     Such articles supplementary will provide that a transfer of the class or series of preferred stock that results in a person actually or constructively owning shares of preferred stock in excess of the preferred stock ownership limit, or which would cause us to be "closely held" within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will be null and void as to the intended transferee, and the intended transferee will acquire no rights or economic interest in those shares. In addition, shares actually or constructively owned by a person in excess of the preferred stock ownership limit, or which would otherwise cause us to be "closely held" within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will be automatically exchanged for excess preferred stock, a separate class of preferred stock that will be transferred, by operation of law to us as trustee of a trust for the exclusive benefit of the transferee or transferees to whom the shares are ultimately transferred (without violating the preferred stock ownership limit). While held in trust, a class of excess preferred stock will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for that vote, and it will not be entitled to participate in any distributions made by us (except upon liquidation). The intended transferee or owner may, at any time a class of excess preferred stock is held by us in trust, transfer the class of excess preferred stock to any person whose ownership of that class or series of excess preferred stock would be permitted under the preferred stock ownership limit, at a price not to exceed either:

     (1) the price paid by the intended transferee or owner in the purported transfer which resulted in the issuance of that class of excess preferred stock; or

     (2) if the intended transferee did not give full value for that class of excess preferred stock, a price equal to the market price on the date of the purported transfer or the other event that resulted in the issuance of that class of excess preferred stock, at which time that class of excess preferred stock would automatically be exchanged for the corresponding class or series of preferred stock.


     In addition, we have the right, for a period of 90 days during the time a class of excess preferred stock is held by us in trust, to purchase all or any portion of that class of excess preferred stock from the intended transferee or owner at a price equal to the lesser of:

     (1) the price paid for the stock by the intended transferee or owner (or, if the intended transferee did not give full value for that class of excess preferred stock, a price equal to the market price on the date of the purported transfer or other event that resulted in the issuance of that class of excess preferred stock), and

     (2) the closing market price for the corresponding class of preferred stock on the date we exercise our option to purchase the stock.


     This period commences on the date of the violative transfer of ownership if the intended transferee or owner gives notice of the transfer to us, or the date our board of directors determines that a violative transfer or ownership has occurred if no notice is provided.

     All certificates representing shares of a class or series of preferred stock will bear a legend referring to the restrictions described above.

     The preferred stock ownership limit provision is set as a percentage of the number of outstanding shares of any class or series of preferred stock. As a result, if the number of shares of any class or series of preferred stock is reduced on a non-pro rata basis among all holders of that class or series, excess preferred stock may be created as a result of that reduction. In the event that our action causes that reduction of shares, we have agreed to exercise our option to repurchase those shares of that class or series of excess preferred stock if the intended owner notifies us that it is unable to sell its rights to that class or series of excess preferred stock.

     All persons who own a specified percentage (or more) of our outstanding stock must file an affidavit with us containing information regarding their ownership of stock as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage is set between one-half of one percent and five percent, depending on the number of record holders of our stock. In addition, each stockholder shall upon demand be required to disclose to us in writing that information with respect to the actual and constructive ownership of shares of our stock as our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

                        DESCRIPTION OF DEPOSITARY SHARES

General

     We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.


Dividends and Other Distributions

     The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

     In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

     No distribution will be made in respect of any depositary share to the extent that it represents any class or series of preferred stock converted into excess preferred stock or otherwise converted or exchanged.


Withdrawal of preferred stock

     Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder's order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption

     Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

     From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.


Voting

     Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder's depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.


Liquidation Preference

     In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.


Conversion

     The depositary shares, as such, are not convertible into our common stock (except as set forth in the proviso below) or any of our other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT; provided that the depositary shares representing our Class D preferred stock are convertible into our common stock. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by those depositary receipts into whole shares of our common stock, other shares of a class or series of preferred stock (including excess preferred stock) or other shares of stock, and we have agreed that upon receipt of those instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect that conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if that conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.


Amendment and Termination of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

     We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if:

(1) such termination is necessary to preserve our status as a REIT, or

(2) a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts.


     We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

(1) all outstanding depositary shares issued thereunder shall have been redeemed,

(2) there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock, or

(3) each share of preferred stock subject to that deposit agreement shall have been converted into our stock not so represented by depositary shares.


Charges of Preferred Stock Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.


Resignation and Removal of Preferred Stock Depositary

     The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, that resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


Miscellaneous

     The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

     Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on those claims, requests or instructions received from us.



                       RATIOS OF EARNINGS TO FIXED CHARGES


     Our ratio of earnings to fixed charges for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 was 2.8, 2.7, 2.7, 3.5 and 3.5, respectively.
Our ratio of earnings to combined fixed charges and preferred stock dividend requirements for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 was 2.3, 2.1, 2.0, 2.3 and 2.3, respectively.

         For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before income taxes and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, and amortization of debt discounts and issue costs, whether expensed or capitalized.



                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
                           TO US OF OUR REIT ELECTION


     The following is a summary of the federal income tax considerations to us which are anticipated to be material to purchasers of the securities offered by this prospectus. This summary is based on current law, is for general information only and is not tax advice. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. This discussion does not attempt to address any aspects of federal income taxation relevant to your ownership of the securities offered by this prospectus. Instead, the material federal income tax considerations relevant to your ownership of the securities offered by this prospectus may be provided in the applicable prospectus supplement relating thereto.

     The information in this section is based on:

     o   the Internal Revenue Code;

     o current, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code;

     o   the legislative history of the Internal Revenue Code;

     o current administrative interpretations and practices of the Internal Revenue Service; and

     o   court decisions

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. Except as described below, we have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or if challenged, will not be sustained by a court.

     You are advised to consult the applicable prospectus supplement, as well as your own tax advisor, regarding the tax consequences to you of the acquisition, ownership and sale of the securities offered by this prospectus, including the federal, state, local, foreign and other tax consequences; our election to be taxed as a REIT for federal income purposes; and potential changes in the tax laws.


Taxation of the Company as a REIT

     General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year beginning January 1, 1992. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year beginning January 1, 1992. We intend to continue to operate in this manner, but there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT.

     The sections of the Internal Revenue Code and the corresponding Treasury regulations that relate to the qualification and operation of a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

     As a condition to the closing of each offering of the securities offered by this prospectus, other than offerings of medium term notes and as otherwise specified in the applicable prospectus supplement, our tax counsel will render an opinion to the underwriters of that offering to the effect that, commencing with our taxable year which began January 1, 1992, we have been organized in conformity with the requirements for qualification as a REIT, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion will be based on various assumptions and representations to be made by us as to factual matters, including representations to be made in a factual certificate to be provided by one of our officers. Our tax counsel will have no obligation to update its opinion subsequent to its date. In addition, this opinion will be based upon our factual representations set forth in this prospectus and set forth in the applicable prospectus supplement. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, no assurance can be given that our actual results of operation of any particular taxable year will satisfy those requirements. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

     If we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" that generally results from investment in a regular corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. We will be required to pay federal income tax, however, as follows:

     o We will be required to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

     o We may be required to pay the "alternative minimum tax" on our items of tax preference.

     o If we have (1) net income from the sale or other disposition of foreclosure property which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rates on this income. Foreclosure property is generally defined as property acquired by foreclosure or after a default on a loan secured by the property or a lease of the property.

     o We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

     o If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT, we will be required to pay a 100% tax on an amount equal to (1) the gross income attributable to the greater of
          (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (b) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by (2) a fraction intended to reflect our profitability.

     o    If we fail to distribute during each calendar year at least the sum of
          (1) 85% of our real estate investment trust ordinary income for such taxable year, (2) 95% of our real estate investment trust capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be required to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

     o If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate-level tax. In addition, if we recognize gain on the disposition of any asset during the 10-year period beginning on the first day of the first taxable year for which we qualified as a REIT and we held the asset on the first day of this period, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the first day of the first taxable year for which we qualified as a REIT. The rules described in this paragraph with respect to the recognition of gain assume that we have made and will make a timely election under the relevant Treasury regulations with respect to assets acquired from a C corporation that have a carryover basis and assets that we owned on the first day of the first taxable year for which we qualified as a REIT. We have timely filed the election provided by the relevant Treasury regulations and we intend to timely file all other similar elections.

Requirements for Qualification. The Internal Revenue Code defines a REIT as a corporation, trust or association:

     (1)  that is managed by one or more trustees or directors,

     (2) that issues transferable shares or transferable certificates to evidence beneficial ownership,

     (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code,

     (4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code,

     (5)  that is beneficially owned by 100 or more persons,

     (6) not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year, and

     (7) that meets other tests, described below, regarding the nature of its income, assets and the amount of its distribution.


     The Internal Revenue Code provides that conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), pension funds and other specified tax-exempt entities are generally treated as individuals, except that a "look-through" exception applies to pension funds.

     We have satisfied condition (5) and believe that we have issued sufficient shares to allow us to satisfy condition (6). In addition, our charter provides, and the articles supplementary for any series of preferred stock will provide, for restrictions regarding ownership and transfer of our stock, which restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The ownership and transfer restrictions pertaining generally to our common stock and preferred stock are described in "Description of Common Stock--Restrictions on Ownership and Transfer" and "Description of Preferred Stock--Restrictions on Ownership and Transfer" or, to the extent those restrictions differ from those described in this prospectus, those restrictions will be described in the applicable prospectus supplement. There can be no assurance, however, that those transfer restrictions will in all cases prevent a violation of the stock ownership provisions described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in the applicable Treasury regulations requiring us to attempt to ascertain the actual ownership of our shares, and we do not know, and would not have known through the exercise of reasonable diligence, that we failed to meet the requirement set forth in condition (6) above, we will be treated as having met this requirement. In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have a calendar year.

     Ownership of Qualified REIT Subsidiaries and Interests in Partnerships. We own and operate a number of properties through subsidiaries. Internal Revenue Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and items of the REIT. Thus, in applying the requirements described herein, our "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction, and credit of those subsidiaries will be treated as our assets, liabilities and items. We have received a ruling from the IRS to the effect that all of the subsidiaries that were held by us prior to January 1, 1992, the effective date of our election to be taxed as a REIT, will be "qualified REIT subsidiaries" upon the effective date of our REIT election. Moreover, with respect to each subsidiary of ours formed subsequent to January 1, 1992 and prior to January 1, 1998, we have owned 100% of the stock of that subsidiary at all times during the period that subsidiary has been in existence. For tax years beginning on or after January 1, 1998, any corporation wholly owned by a REIT is permitted to be treated as a "qualified REIT subsidiary" regardless of whether that subsidiary has always been owned by the REIT. Therefore, all of our subsidiaries are "qualified REIT subsidiaries" within the meaning of the Internal Revenue Code.

     Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. Also, we will be deemed to be entitled to the income of the partnership attributable to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership will retain the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests described below. The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships. Thus, our proportionate share of the assets, liabilities and items of income of the partnerships and limited liability companies that are treated as partnerships in which we are a partner or a member, respectively, will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this prospectus.

     Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

     o First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including rents from real property and, in some circumstances, interest or (b) some type of temporary investments.

     o Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, (b) dividends, interest and gain from the sale or disposition of stock or securities or (c) from any combination of the foregoing.

     For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     Rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

     o First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     o Second, we, or an actual or constructive owner of 10% or more of our stock, do not actually or constructively own 10% or more of the interests in the tenant.

     o Third, rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property."

     o Finally, we generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom the real estate investment trust derives no revenue. We may, however, directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. In addition, we may employ a taxable REIT subsidiary which may be wholly or partially owned by us to provide both customary and noncustomary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property."

     We have received a ruling from the Internal Revenue Service providing that the performance of the types of services provided by us will not cause the rents received with respect to those leases to fail to qualify as "rents from real property." In addition, we generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take some of the actions set forth above to the extent those actions will not, based on the advice of our tax counsel, jeopardize our status as a REIT.

     If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

     o our failure to meet these tests was due to reasonable cause and not due to willful neglect,

     o we attach a schedule of the sources of our income to our Federal income tax return, and

     o any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above under "-General," even if these relief provisions apply, a tax would be imposed with respect to our non-qualifying income.

     Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. That prohibited transaction income may also have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We hold our properties for investment with a view to long-term appreciation, we are engaged in the business of acquiring, developing, owning and operating our properties and we make such occasional sales of the properties as are consistent with our investment objectives. There can be no assurance, however, that the Internal Revenue Service might not contend that one or more of those sales is subject to the 100% penalty tax.

     Asset Tests. At the close of each quarter of our taxable year, we also must satisfy the following tests relating to the nature and diversification of our assets.

     o First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term public debt offering with a term of at least five year, but only for the one-year period beginning on the date we receive these proceeds.

     o Second, not more than 25% of our total assets may be represented by securities other than those includible in the 75% asset test.

     o Third, for taxable years ending on or prior to December 31, 2000, of the investments included in the 25% asset class, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer's outstanding voting securities.

     o Finally, for taxable years beginning after December 31, 2000, (a) not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries and (b) except for the securities of a taxable REIT subsidiary and securities included in the 75% asset test, (i) not more than 5% of the value of our assets may be represented by securities of any one issuer, (ii) we may not own more than 10% of any one issuer's outstanding voting securities and (iii) we may not own more than 10% of the value of any one issuer's securities. For purposes of the 10% value test, securities do not include straight debt that we own if (a) the issuer is an individual, (b) neither we nor any of our taxable REIT subsidiaries owns any security of the issuer other than straight debt or (iii) the issuer is a partnership, and we own at least 20% of a profits interest in the partnership. Straight debt is any written unconditional promise to pay on demand or on a specified date a fixed amount of money if the interest rate and interest payment dates are not contingent on profits, the borrower's discretion or similar factors and the debt is not convertible, directly or indirectly, into stock.

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

     We currently have numerous direct and indirect wholly-owned subsidiaries. As set forth above, the ownership of more than 10% of the voting securities of any one issuer by a REIT is prohibited unless such subsidiary is a taxable REIT subsidiary. However, if our subsidiaries are "qualified REIT subsidiaries" as defined in the Internal Revenue Code, those subsidiaries will not be treated as separate corporations for federal income tax purposes. Thus, our ownership of stock of a "qualified REIT subsidiary" will not cause us to fail the asset tests.

     Prior to January 1, 2001, we owned 100% of the nonvoting preferred stock of Kimco Realty Services, Inc. and did not own any of the voting securities of Kimco Realty Services, Inc. We refer to Kimco Realty Services, Inc. as the Service Company. Effective January 1, 2001, we made a joint election with the Service Company to treat the Service Company as a taxable REIT subsidiary. In addition, effective January 1, 2001, we acquired 100% of the voting stock of the Service Company and currently own 100% of the stock of the Service Company. We believe, and will represent to our counsel for purposes of its opinion, that (i) the value of the securities of the Service Company held by us did not exceed at the close of any quarter during a taxable year that ended on or prior to December 31, 2000 5% of the total value of our assets and (ii) the value of the securities of all our taxable REIT subsidiaries does not and will not exceed more than 20% of the value of our total assets at the close of each quarter during a taxable year that begins after December 31, 2000. Our tax counsel, in rendering its opinion as to our qualification as a REIT, will be relying on our representations to that effect with respect to the value of those securities and assets. No independent appraisals will be obtained to support this conclusion. There can be no assurance that the Internal Revenue Service will not contend that the value of the securities of the Service Company held by us exceeds the applicable value limitation.

     After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by the disposition of sufficient nonqualifying assets within 30 days after the close of the quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within that time period, we would cease to qualify as a REIT.

     Taxable REIT Subsidiary. As discussed above, for taxable years beginning after December 31, 2000, a REIT may own more than 10% of the voting securities of an issuer or 10% or more of the value of the securities of an issuer if the issuer is a taxable REIT subsidiary of the REIT. A corporation qualifies as a taxable REIT subsidiary of a REIT if the corporation jointly elects with the REIT to be treated as a taxable REIT subsidiary of the REIT. Dividends from a taxable REIT subsidiary will be nonqualifying income for purposes of the 75%, but not the 95% gross income test. Other than certain activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including, the provision of customary or noncustomary services to tenants of its parent REIT.

     Sections of the Internal Revenue Code which apply to tax years beginning after December 31, 2000 generally intended to insure that transactions between a REIT and its taxable REIT subsidiary occur at arm's length and on commercially reasonable terms, include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level and debt to equity ratio. In some case, these sections of the Internal Revenue Code impose a 100% tax on a REIT if its rental, service and/or other agreements with its taxable REIT subsidiaries are not on arm's length terms.

     As a result of the modifications to the sections of the Internal Revenue Code which are described above and which are effective for taxable years beginning after December 31, 2000, we modified our ownership of the Service Company. As described above, effective January 1, 2001, we made a joint election with the Service Company to treat the Service Company as a taxable REIT subsidiary. In addition, effective January 1, 2001, we contributed the note that was issued to us from the Service Company to the capital of the Service Company and acquired 100% of the voting stock of the Service Company. Thus, we currently own 100% of the stock of the Service Company and there is no debt outstanding between the Service Company and us.

     Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

     o    90% of our REIT taxable income, and

     o 90% of the our after tax net income, if any, from foreclosure property; minus

     o the excess of the sum of specified items of non-cash income items over 5% of our REIT taxable income.

Our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income items includes income attributable to leveled stepped rents, original issue discount or purchase money discount debt, or a like-kind exchange that is later determined to be taxable.

     We must pay these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for that year and if paid on or before the first regular dividend payment after that declaration. The amount distributed must not be preferential-i.e., each holder of shares of common stock and each holder of shares of each class of preferred stock must receive the same distribution per share. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

     We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing our REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy our distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of those expenses in arriving at our taxable income. In the event that those timing differences occur, in order to meet the distribution requirement, we may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     We may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends and would be subject to any applicable penalty provisions.

     In addition, we will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling the last three months of the calendar year, by the end of January immediately following that year, at least the sum of 85% of our ordinary income for that year, 95% of our capital gain net income for the year, plus, in each case, any undistributed ordinary income or capital gain net income, as the case may be, from prior periods. Any ordinary income or capital gain net income on which this excise tax is imposed for any year is treated as an amount distributed that year for purposes of calculating the tax.


Failure to Qualify

     If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. That failure to qualify for taxation as a REIT could have an adverse effect on the market value and marketability of the securities offered by this prospectus. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. As a result, our failure to qualify as a REIT would substantially reduce the cash available for distribution by us to our stockholders. In that event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to specified limitations in the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to that statutory relief.


Other Tax Matters

     Some of our investments are through partnerships which may involve special tax risks. These risks include possible challenge by the IRS of (a) allocations of income and expense items, which could affect the computation of our income and (b) the status of the partnerships as partnerships, as opposed to associations taxable as corporations, for income tax purposes. Treasury Regulations that are effective as of January 1, 1997 provide that a domestic partnership is generally taxed as a partnership unless it elects to be taxed as an association taxable as a corporation. None of the partnerships in which we are a partner has made or intends to make that election. These Treasury Regulations provide that a partnership's claimed classification will be respected for periods prior January 1, 1997 date if the entity had a reasonable basis for its claimed classification, and that partnership had not been notified in writing on or before May 8, 1996 that the classification of that entity was under examination. If any of the partnerships were treated as an association for a prior period, and (i) if our ownership in any of those partnerships exceeded 10% of the partnership's voting interest or (ii) the value of that interest exceeded 5% of the value of our assets, we would cease to qualify as a REIT for that period and possibly future periods. Moreover, the deemed change in classification of that partnership from an association to a partnership effective as of January 1, 1997 would be a taxable event. We believe that each of the partnerships has been properly treated for tax purposes as a partnership, and not as an association taxable as a corporation. However, no assurance can be given that the Internal Revenue Service may not successfully challenge the status of any of the partnerships.

     We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. Our state or local tax treatment may not conform to the federal income tax consequences described above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in us.



                              PLAN OF DISTRIBUTION


     We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the securities offered by this prospectus to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities offered by this prospectus will be named in the applicable prospectus supplement.

     Underwriters may offer and sell the securities offered by this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities offered by this prospectus upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities offered by this prospectus for whom they may act as agent. Underwriters may sell the securities offered by this prospectus to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities offered by this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by this prospectus may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities offered by this prospectus from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement.

     Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of the securities offered by this prospectus sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:

(1) the purchase by an institution of the securities offered by this prospectus covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject, and

(2) if the securities offered by this prospectus are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the securities offered by this prospectus less the principal amount thereof covered by delayed delivery contracts.


     Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for us and our subsidiaries in the ordinary course of business.



                                     EXPERTS


     The financial statements incorporated in this prospectus by reference to the Kimco Realty Corporation and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



                                  LEGAL MATTERS


     The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins, New York, New York. Latham & Watkins and any counsel for any underwriters, dealers or agents will rely on Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, as to certain matters of Maryland law. Certain members of Latham & Watkins and their families own beneficial interests in less than 1% of our common stock.

===============================================================================






                                7,000,000 Shares



                                   [graphic]









                               Depositary Shares
               Each Representing 1/10 of a Share of 6.65% Class F
                     Cumulative Redeemable Preferred Stock
       (Liquidation Preference Equivalent to $25.00 Per Depositary Share)





                             PROSPECTUS  SUPPLEMENT







                              Merrill Lynch & Co.
                                  UBS Warburg
                                   Citigroup
                              Wachovia Securities
                            Bear, Stearns & Co. Inc.
                             Legg Mason Wood Walker
                                  Incorporated
                           McDonald Investments Inc.
                             Prudential Securities
                                 Raymond James
                              RBC Capital Markets





                                  May 7, 2003
===============================================================================